                                                                     EXHIBIT 3.1

                   AMENDED AND RESTATED DECLARATION OF TRUST


                                       OF


                            STARWOOD FINANCIAL TRUST

                   AMENDED AND RESTATED DECLARATION OF TRUST


                               Table of Contents

Section                                                            Page
-------                                                            ----
                                   ARTICLE I

                            The Trust; Definitions

1.1    Name............................................................6
1.2    Places of Business..............................................6
1.3    Nature of Trust.................................................6
1.4    Purposes........................................................6
1.5    Definitions.....................................................7


                                     ARTICLE II

                                      Trustees

2.1    Number, Terms of Office, Qualifications of Trustees............11
2.2    Compensation and Other Remuneration............................11
2.3    Resignation, Removal and Death of Trustees.....................11
2.4    Vacancies......................................................12
2.5    Successor and Additional Trustees..............................12
2.6    Actions by Trustees and Executive Committee; Quorum............12


                                  ARTICLE III

                               Trustees' Powers

3.1    Power and Authority of Trustees................................13
3.2    Specific Powers and Authorities................................13
3.3    Trustees' Regulations..........................................18


                                     ARTICLE IV

                                       Advisor

4.1    Employment of Advisor..........................................18
4.2    Term...........................................................18
4.3    Independence of Trustees and Members of Executive Committee....18
4.4    Other Activities of Advisor....................................19
4.5    Limitation on Operating Expenses...............................19

                                   ARTICLE V

                               Investment Policy

5.1    General Statement of Policy....................................20
5.2    Other Permissible Investments..................................20
5.3    Prohibited Investments and Activities..........................20
5.4    Obligor's Default..............................................21


                                     ARTICLE VI

                             The Shares and Shareholders

6.1    Shares.........................................................21
6.2    Voting Rights..................................................22
6.3    Legal Ownership of Trust Estate................................23
6.4    Shares Deemed Personal Property................................23
6.5    Share Record; Issuance and Transferability of Shares...........23
6.6    Dividends or Distributions to Shareholders.....................24
6.7    Transfer Agent, Dividend Disbursing Agent, and Registrar.......25
6.8    Shareholders' Meeting..........................................25
6.9    Proxies........................................................26
6.10   Reports to Shareholders........................................26
6.11   Fixing Record Dates............................................26
6.12   Notice to Shareholders.........................................26
6.13   Restriction on Transfer, Acquisition and Redemption of Shares..26
6.14   Conversion Rights..............................................26


                                     ARTICLE VII

                      Liability of Trustees, Shareholders, and
                             Officers, and Other Matters

7.1    Exculpation of Shareholders, Trustees and Officers.............28
7.2    Express Exculpatory Clauses in Instruments.....................28
7.3    Liability and Indemnification of Trustees......................28
7.4    Rights of Trustees and Officers to Own Shares
        or Other Property and to Engage in Other
       Business.......................................................29
7.5    Transactions Between the Trust and Certain Affiliates..........30
7.6    Restriction of Duties and Liabilities..........................30
7.7    Persons Dealing with Trustees or Officers......................30
7.8    Reliance.......................................................31
7.9    Trust Only.....................................................31

                                 ARTICLE VIII

                       Duration, Termination, Amendment,
                          and Qualification of Trust

8.1    Duration of Trust..............................................31
8.2    Termination of Trust...........................................32
8.3    Amendment Procedure............................................32
8.4    Qualification Under the REIT Provisions of the Code............33


                                 ARTICLE IX

                               Miscellaneous

9.1    Applicable Law.................................................33
9.2    Index and Headings for Reference Only; Gender..................33
9.3    Successors in Interest.........................................33
9.4    Inspections of Records.........................................33
9.5    Counterparts...................................................33
9.6    Correction of Provisions of Declaration........................33
9.7    Certifications.................................................34
9.8    Recording and Filing...........................................34


                       ARTICLE X

                Restriction on Transfer, Acquisition
                   and Redemption of Shares

10.1   Definitions....................................................34
10.2   Ownership Limitation...........................................36
10.3   Excess Shares..................................................37
10.4   Prevention of Transfer.........................................38
10.5   Notice to Trust................................................38
10.6   Information for Trust..........................................38
10.7   Other Action by Board of Trustees..............................39
10.8   Ambiguities....................................................39
10.9   Modification of Existing Holder Limits.........................39
10.10  Increase or Decrease in Ownership Limit........................39
10.11  Limitations on Changes in Existing Holder and Ownership Limits.39
10.12  Waivers by Board of Trustees...................................40
10.13  Legend.........................................................41
10.14  Severability...................................................41
10.15  Trust for Excess Shares........................................41

10.16  Distributions on Excess Shares.................................41
10.17  Voting of Excess Shares........................................41
10.18  Non-Transferability of Excess Shares...........................42
10.19  Call by Trust on Excess Shares.................................42
10.20  Underwritten Offerings.........................................42

                   AMENDED AND RESTATED DECLARATION OF TRUST

                            STARWOOD FINANCIAL TRUST


   This AMENDED AND RESTATED DECLARATION OF TRUST originally made and entered into as of the 15th day of April, 1988, as restated as of the 18th day of July, 1988, as further restated as of the 26th day of September 1996 and as further amended and restated as of the 13th day of March 1998, by the Persons whose names appear at the end of this Declaration of Trust, as Trustees of Starwood Financial Trust (formerly known as Angeles Participating Mortgage Trust).

   The Trustees do hereby form a trust and do hereby agree to hold in trust as Trustees any and all property, real, personal, or otherwise, tangible and intangible, which is transferred, conveyed, or paid to the Trust or to them as Trustees and all rents, income, profits, and gains therefrom for the benefit of the Shareholders hereunder subject to the terms and conditions and for the uses and purposes hereinafter set forth.

                                   ARTICLE I

                             THE TRUST; DEFINITIONS

    1.1 Name.  The name of the Trust shall be "Starwood Financial Trust." As far
        ----
as is practicable and subject to the requirements of a license agreement between the Trust and Starwood Capital Group, L.L.C. and except as is otherwise provided in this Declaration, the Trustees shall conduct the Trust's activities, execute all documents, sue or be sued, and take all actions they deem appropriate in the name of Starwood Financial Trust.

    1.2 Places of Business.  The principal office of the Trust shall be at Three
        ------------------
Pickwick Plaza, Suite 250, Greenwich, Connecticut, 06830. The Trustees, however, may from time to time change such location and maintain other offices or places of business.

    1.3 Nature of Trust.  The Trust is a business trust organized under the laws
        ---------------
of the State of California, and it is intended that the Trust shall qualify as a real estate investment trust within the meaning of the Code. The Trust is not intended to be, shall not be deemed to be, and shall not be treated as a general partnership, limited partnership, joint stock company, or association (but nothing herein shall preclude the Trust from being taxable as an association under the REIT Provisions of the Code), nor shall the Trustees or Shareholders or any of them for any purpose be, or be deemed to be treated in any way whatsoever to be, liable or responsible hereunder as partners or joint venturers. The relationship of the Shareholders to the Trust shall be solely that of beneficiaries of the Trust and their rights shall be limited to those expressly conferred upon them by this Declaration.

    1.4 Purposes.  The primary purposes of the Trust are to acquire a
        --------
diversified portfolio of debt and/or debt like interests in real estate and/or real estate related assets, including (i) originating mortgage loans and/or acquiring mortgage loans or acquiring securities collateralized, in whole or in part, by such mortgage loans, as well as making equity investments in real estate and real estate-related assets, (ii) acquiring direct or indirect interests in short term, medium and long-term real estate-related debt securities and mortgage interests, which may include warrants, equity participations or similar rights incidental to a debt investment by the Trust, (iii) making, holding and disposing of purchase money loans with respect to assets sold by the Trust, and (iv) acquiring positions in non-performing and sub-performing debt for the purpose of either restructuring it as performing debt or if such efforts are unsuccessful, of obtaining shortly thereafter primary management rights over or equity interests in the underlying assets securing such debt (the "Diversified Portfolio"). The Trust's authority with respect to the Diversified Portfolio includes the power to acquire, hold, own, develop, redevelop, construct, improve, maintain, operate, manage, sell, lease, rent, transfer, encumber, mortgage, convey, exchange and otherwise dispose of all or part of the Diversified Portfolio and the Diversified Portfolio may be held by the Trust directly or indirectly.

   Without the amendment, termination or waiver of provisions of certain non-competition agreements between Starwood Capital Group, L.P. and Starwood Hotels & Resorts Trust, a publicly traded hotel real estate investment trust the shares of which are paired and trade with those of Starwood Hotels & Resorts Worldwide, Inc., the Trust is prohibited from: (i) making investments in loans collateralized by hotel assets where it is anticipated that the underlying equity will be acquired by the debt holder within one (1) year from the acquisition of such debt, (ii) acquiring equity interests in hotels (other than acquisitions of warrants, equity participations or similar rights incidental to a debt investment by the Trust or that are acquired as a result of the exercise of remedies in respect of a loan in which the Trust has an interest) or (iii) selling or contributing to or acquiring any interests in Starwood Hotels & Resorts Trust, including debt positions or equity interests obtained by the Trust under, pursuant to or by reason of the holding of debt positions.

    1.5 Definitions.  The following terms shall, whenever used in this
        -----------
Declaration, unless the context otherwise requires, have the meanings specified in this Section 1.5. The singular shall refer to the plural, and the masculine gender shall be deemed to refer to the feminine and neuter, and vice versa, as the context requires.

        (a) "Advisor" means the Person to whom, pursuant to the Advisory
             -------
Agreement, the Trustees delegate certain control and management of the Trust and its assets as provided in Section 4.1.

        (b) "Advisory Agreement"  means the advisory agreement between the Trust
             ------------------
and the Advisor as described in Section 4.2.

        (c) "Affiliate"  means with respect to the Advisor, a Shareholder, or
             ---------
Trustee (i) any Person directly or indirectly owning, controlling, or holding, with power to vote, 5% or more of the outstanding voting securities of the Advisor or such Shareholder, (ii) any Person 5% or more of whose outstanding voting securities are directly or indirectly owned, controlled, or held, with power to vote, by the Advisor, such Trustee, or such Shareholder, and (iii) any officer, director, or partner of the Advisor or such Shareholder.

        (d) "Borrower"  means those affiliated or unaffiliated Persons which are
             --------
the recipients of Trust Loans, guarantees, letters of credit, or other financing arrangements.

        (e) "Capital Contributions"  means the gross amount invested in the
             ---------------------
Trust by the Shareholder. Reference to a "Capital Contribution" means the gross amount contributed by a respective Shareholder.

        (f) "Class A Shareholders"  means, at any particular time, those Persons
             --------------------
who are shown as the holders of record of all Class A Shares on the records of the Trust at such time.

        (g) "Class B Shareholders"  means, at any particular time, those Persons
             --------------------
who are shown as the holders of record of all Class B Shares on the records of the Trust at such time.

        (h) "Class A Shares"  means the designated shares of beneficial interest
             --------------
of the Trust as described in Section 6.1.

        (i) "Class B Shares"  means the designated shares of beneficial interest
             --------------
of the Trust as described in Section 6.1.

        (j) "Code"  means the Internal Revenue Code of 1986, as amended from
             ----
time to time, including successor statutes thereto.

        (k) "Declaration"  means this Declaration of Trust and all amendments
             -----------
and modifications thereof. References in this Declaration to "herein" and "hereunder" shall be deemed to refer to this Declaration and shall not be limited to the particular text, article, or section in which such words appear.

        (l) "Disposition"  means any Trust transaction not in the ordinary
             -----------
course of its business, including, without limitation, principal repayments, all participation in the cash flow, income, or appreciation in value of property securing Trust Loan payments, prepayments, sales, or other dispositions of any Trust Loans held by the Trust and analogous transactions involving any other assets held by the Trust.

        (m) "Distributable Net Proceeds"  means the portion of the proceeds from
             --------------------------
a Disposition so defined in Section 6.6.

        (n) "Gross Proceeds" means the aggregate total of the original Capital
             --------------
Contribution of all of the Shareholders.

        (o) "Mortgages" means mortgages, deeds of trust, or other security
             ---------
instruments on real property or rights or interests in real property or entities owning or controlling real property.

        (p) "Net Cash" means, for a period, the interest earned on investments
             --------
and deposits made by the Trust and operating revenues of the Trust received during such period, plus cash proceeds from Dispositions, plus reserves set aside during prior periods pursuant to clause (iii) below which are no longer necessary as reserves, less (i) all Operating Expenses (other than any expenses previously reserved against pursuant to (iii) below) of the Trust paid during such period, plus all fees and reimbursements payable to the Trustees, the Advisor, including all incentive fees and compensation, and their Affiliates,
(ii) all payments made during such period to discharge Trust indebtedness, (iii) all amounts established as reserves during such period, (iv) all amounts expended during such period for the replacement or preservation of Trust assets, or any part thereof, to the extent not previously reserved, and (v) all amounts reinvested in new Trust Loans and other investments.

        (q) "Non-Distributable Net Proceeds" means the portion of the proceeds
             ------------------------------
from a Disposition so defined in Section 6.6.

        (r) "Offering" means the initial public offering of 5,000,000 Class A
             --------
Shares.

        (s) "Operating Expenses" means the aggregate annual expenses of the
             ------------------
Trust of every character regarded as operating expenses in accordance with generally accepted accounting principles, as determined by independent accountants selected by the Trustees, exclusive of: Organization and Offering Expenses; interest and discounts and other costs of borrowed money; taxes on income and real property and all other taxes and assessments applicable to the Trust and its operations; legal, auditing, underwriting, brokerage, transfer agent's, registrar's, and indenture trustee's fees and other such fees, whether paid to Affiliates of the Advisor or independent Persons; fees and expenses paid to independent contractors, independent advisors, mortgage bankers, brokers, and services, real property managers, leasing agents, consultants, on-site managers, real estate brokers, insurance agents and brokers, other brokers and agents, and all personnel employed by the Trust or on its behalf (including all compensation and reimbursements of expenses, payable to the Advisor by the Trust under any Advisory Agreement with the Trust referred to in Article IV hereof and compensation payable to Affiliates of the Advisor) employed by or on behalf of the Trust; costs of insurance (including Trustee's liability insurance), whether paid to Affiliates of the Advisor or independent Persons; expenses of organizing and terminating the Trust; all expenses connected with distributions and communications to holders of Securities of the Trust and the other bookkeeping and clerical work necessary in maintaining relations with holder of Securities, including the cost of printing and mailing checks, certificates for Securities, proxy solicitation materials, and reports to such holders; all expenses connected with the acquisition, disposition, and ownership of Trust Loans, and all other investments by the Trust, including the costs of appraisal, legal services, brokerage and sales commissions, processing and foreclosure expenses, expenses for the maintenance, repair, and improvements of Trust assets, property management fees and expenses for day-to-day management of Trust assets, whether paid to Affiliates of the Advisor or other Persons; realized losses (exceeding provisions therefor) on Dispositions; and all provisions for depletion, depreciation, amortization, and losses.

        (t) "Organization and Offering Expenses" means those expenses incurred
             ----------------------------------
in connection with the formation and registration of the Trust and in qualifying and marketing the Shares or other Securities under applicable federal and state law, and any other expenses actually incurred and directly related to the qualification, registration, offer, and sale of the Shares or other Securities, including such expenses as: (i) selling commissions; (ii) all marketing expenses and payment made to broker-dealers as compensation or reimbursement for all costs of reviewing the offerings, including due diligence investigations and fees or expenses of their attorneys, accountants, and other experts; (iii) registration fees, filing fees, and taxes; (iv) the costs of printing, amending, supplementing, and distributing the registration statements and Prospectuses;
(v) the costs of obtaining regulatory clearances of, printing, and distributing sales materials used in connection with the offer and sale of the Shares or other Securities; (vi) compensation of officers and employees of the Advisor and its Affiliates while directly engaged in organizing and forming the Trust and in qualifying, registering, and marketing the Shares or other Securities under applicable federal and state law; (vii) reimbursements to the Selling Agent, selected broker-dealers, the Advisor, and its Affiliates for special marketing and incentive programs sponsored by those entities; (viii) the costs related to investor and broker-dealer sales meetings; (ix) accounting and legal fees incurred in connection with any of the foregoing; and (x) a non-accountable expense allowance equal to 1% of the Gross Proceeds payable to the Selling Agent.

        (u) "Person" means any individual, partnership, corporation,
             ------
association, trust, or other entity.

        (v) "Prospectus" means the final prospectus, as filed with the
             ----------
Securities and Exchange Commission, relating to the offering of up to 5,000,000 Class A Shares by the Trust, including all supplements and amendments thereto, and any subsequent prospectus, including all supplements and amendments thereto, relating to subsequent securities offering by the Trust.

        (w) "REIT Provisions of the Code" means Part II, Subchapter M of Chapter
             ---------------------------
1 of Subtitle A of the Code, as now enacted or hereafter amended, including successor statutes and regulations promulgated thereunder.

        (x) "Securities" means common and preferred stock in a corporation,
             ----------
shares of beneficial interest in a trust or other unincorporated association, general partner interests in a general partnership, interests in a joint venture, general or limited partnership interests in a limited partnership, membership interests or non-member manager interests in a limited liability company, notes, debentures, bonds, and other evidences of indebtedness, including Mortgages, whether secured or unsecured, and includes any options, warrants, and rights to subscribe to or convert into any of the foregoing.

        (y) "Selling Agent" means Angeles Securities Corporation.
             -------------

        (z) "Shareholders" means, at any particular time, the Class A
             ------------
Shareholders, the Class B Shareholders, and all other holders of record of outstanding Shares on the records of the Trust at such time.

        (aa) "Shares" means the Class A Shares, the Class B Shares, and all
              ------
other shares of beneficial interest of the Trust issued as provided herein.

        (bb) "Trust" means the trust created by this Declaration.
              -----

        (cc) "Trustees" means, as of any particular time, the Persons holding
              --------
such office under this Declaration at such time, whether they be the Trustees named herein or additional or successor Trustees, but shall not include the officers, representatives, or agents of the Trust or the Shareholders, although nothing herein shall be deemed to preclude the Trustees from also serving as officers, representatives, or agents of the Trust or from owning Shares.

        (dd) "Trustees' Regulations" means the regulations provided for in
              ---------------------
Section 3.3.

        (ee) "Trust Estate" means, as of any particular time, any and all
              ------------
property, real, personal, or otherwise, tangible or intangible, which is held, transferred, conveyed, or paid to the Trust or the Trustees on behalf of the Trust and all rents, income, profits, and gains therefrom.

        (ff) "Trust Loans" means the notes, debentures, bonds, and other
              -----------
evidences of indebtedness or obligations acquired or entered into by the Trust which are secured or collateralized by personal property or fee or leasehold interests in real estate or other assets, including, but not limited to, first mortgage loans, junior mortgage loans, construction loans, development loans, equipment loans, loans secured by general or limited partnership interests, capital stock, or any other assets or form of equity interest or guarantee of the Borrower, and any other type of loan or financial arrangement, such as providing or arranging for letters of credit, providing guarantees of obligations to third parties, or providing commitments for Trust Loans.

                                  ARTICLE II

                                   TRUSTEES

    2.1 Number, Terms of Office, Qualifications of Trustees.  The initial number
        ---------------------------------------------------
of Trustees shall be seven, but such number may be changed from time to time by a vote of the majority of Trustees then in office or by Shareholders voting in the manner set forth in Section 6.2(e), provided that the number of Trustees so
                        --------------
fixed shall not be less than seven nor more than 15. The initial Trustees shall be the signatories hereto. Subject to the provisions of Section 2.3, each
                                                         -----------
Trustee shall hold office until the expiration of his term and until the election and qualification of his successor. The Trustees shall be divided into two classes of approximate equal size, which classes are hereby designated Class I and Class II. The term of office of the initial Class I Trustees shall expire at the 1998 Annual Meeting of Shareholders; and the term of office of the initial Class II Trustees shall expire at the 1999 Annual Meeting of Shareholders. For the purposes hereof, the initial Class I and Class II Trustees shall be those Trustees so designated and elected at the 1997 Annual Meeting of Shareholders scheduled to be held in March 1998.

   At each Annual Meeting of Shareholders after the 1997 Annual Meeting of Shareholders, Trustees to replace those of the class whose terms expire at such Annual Meeting of Shareholders shall be elected to hold office until the second succeeding annual meeting and until their respective successors shall have been duly elected and qualified.

   Trustees may be re-elected indefinitely. A Trustee shall be an individual at least 21 years of age who is not under legal disability. Such individual shall qualify as a Trustee when he has either signed this Declaration or agreed in writing to be bound by it. Unless otherwise required by law, no Trustee shall be required to give bond, surety, or security in any jurisdiction for the performance of any duties or obligations hereunder. The Trustees in their capacity as trustees shall not be required to devote their entire time to the business and affairs of the Trust, and it is understood that all or some of the Trustees may be involved in, and/or shareholders, officers, directors, representatives, agents, partners, or beneficiaries of, businesses and ventures which may be in direct competition with the Trust.

    2.2 Compensation and Other Remuneration.  The Trustees shall be entitled to
        -----------------------------------
receive such reasonable compensation for their services as Trustees as they may determine from time to time. The Trustees, either directly or indirectly, shall also be entitled to receive remuneration for services rendered to the Trust in any other capacity. Such services may include, without limitation, services as an officer of the Trust, legal, accounting, or other professional services, or services as a broker, transfer agent, or underwriter, whether performed by a Trustee or an Affiliate of a Trustee.

    2.3 Resignation, Removal and Death of Trustees.  A Trustee may resign at any
        ------------------------------------------
time by giving written notice in recordable form to the remaining Trustees at the principal office of the Trust. Such resignation shall take effect on the date such notice is given or at any later time specified in the notice without need for prior accounting. A Trustee may be removed for cause at a special meeting of the Shareholders voting in the manner set forth in Section 6.2, or
                                                              -----------
with cause by all remaining Trustees.  "Cause" for purposes of this Section 2.3
                                                                    -----------
shall mean a Trustee's willful violations of this Declaration or the Trustees' Regulations which violations are materially against the interests of the Shareholders or gross negligence in the performance of his duties.

   Upon the resignation or removal of any Trustee, or his otherwise ceasing to be a Trustee, he shall execute and deliver such documents as the remaining Trustees shall require for the conveyance of any Trust property held in his name, shall account to the remaining Trustee or Trustees as they require for all property which he holds as Trustee, and shall thereupon be discharged as Trustee. Upon the incapacity or death of any Trustee, his legal representative shall perform the acts set forth in the preceding sentence, and the discharge mentioned therein shall run to such legal representative and to the incapacitated Trustee or the estate of the deceased Trustee as the case may be.

    2.4 Vacancies.  If any or all of the Trustees ceased to be Trustees
        ---------
hereunder, whether by reason of resignation, removal, incapacity, death, or otherwise, such event shall not terminate the Trust or affect its continuity. Until vacancies are filled, the remaining Trustee or Trustees (even though less than seven) may exercise the powers of the Trustees hereunder. Vacancies (including vacancies created by increases in number) may be filled by the remaining Trustee or by vote of a majority of the remaining Trustees or by the Shareholders voting in the manner set forth in Section 6.2(a). Any Trustee so
                                               --------------
elected by the remaining Trustees or the Shareholders shall hold office until his successor is elected and qualified or until his earlier death, resignation, retirement, disqualification or removal from office. Newly created trusteeships or decrease in trusteeships shall be so apportioned among the classes so as to make all classes as nearly equal in number as is practicable. Any additional Trustee of any class elected to fill a vacancy resulting from any increase in such class shall hold office for a term that shall coincide with the remaining term of that class, but in no case will a decrease in the number of Trustees shorten the term of any incumbent Trustee. If at any time there shall be no Trustees in office, successor Trustees shall be elected by the Shareholders as provided in Section 6.2(a).
            --------------

    2.5 Successor and Additional Trustees.  The right, title, and interest of
        ---------------------------------
the Trustees in and to the Trust Estate shall also vest in successor and additional Trustees upon their acceptance of the office, and they shall thereupon have all the rights and obligations of Trustees hereunder. Such right, title, and interest shall vest in the Trustees whether or not conveyancing documents have been executed and delivered pursuant to Section 2.3 or otherwise.

    2.6 Actions by Trustees and Executive Committee; Quorum.  A quorum for all
        ---------------------------------------------------
meetings of the Trustees shall be a majority of the Trustees. Unless specifically provided otherwise in this Declaration, any action of the Trustees may be taken at a meeting by a vote of a majority of the Trustees. Any agreement, deed, mortgage, lease, or other instrument or writing executed by one or more of the Trustees or by any authorized Person shall be valid and binding upon the Trustees and upon the Trust; provided that such action is pursuant to authorization of a majority of the Trustees given either at a meeting or in writing or as provided in the Trustees' Regulations.

   The Trustees may appoint a committee (the "Executive Committee") with authority to exercise the powers of the Trustees and consisting of five or more of the Trustees. Unless specifically provided otherwise in this Declaration, any action of the Executive Committee may be taken at a meeting by vote of a majority of the members of the Committee. A quorum for all meetings of the Executive Committee shall be a majority of the members thereof. With respect to the actions of the Trustees and the Executive Committee, Trustees who are Affiliates of the Advisor may be counted for all quorum purposes.

   Unless otherwise specifically provided in this Declaration, any action required or permitted to be taken at any meeting of the Trustees or of the Executive Committee may be taken without a meeting if all of the Trustees or members of the Executive Committee, as the case may be, consent thereto in writing.

Trustees or members of the Executive Committee may participate in a meeting of the Trustees or the Executive Committee, as the case may be, by means of conference telephone or similar communications equipment by which all individuals participating in the meeting can hear each other, and participation in such meeting pursuant to this paragraph shall constitute presence in person at such meeting for all purposes of this Declaration.

                                  ARTICLE III

                                TRUSTEES' POWERS

    3.1 Power and Authority of Trustees.  The Trustees, subject only to the
        -------------------------------
specific limitations contained in this Declaration, shall have, without further or other authorization, and free from any power or control on the part of the Shareholders, full, absolute, and exclusive power, control, and authority (a) over the Trust Estate and over the business and affairs of the Trust to the same extent as if the Trustees were the sole owners thereof in their own right, and
(b) to do all such acts and things as in their sole judgment and discretion are necessary or incidental to, or desirable for the carrying out of, any of the purposes of the Trust or conducting the business of the Trust. Notwithstanding anything to the contrary in this Declaration, the Trustees shall have continuing exclusive authority over the management of the Trust, the conduct of its affairs and the management and disposition of Trust property, all in accordance with the REIT Provisions of the Code. Any determination made in good faith by the Trustees of the purposes of the Trust or the existence of any power or authority hereunder shall be conclusive as to the Trust and its Shareholders. In construing the provisions of this Declaration, presumption shall be in favor of the grant of powers and authority to the Trustees. The enumeration of any specific power or authority herein shall not be construed as limiting the general powers or authority or any other specified power or authority conferred herein upon the Trustees.

    3.2 Specific Powers and Authorities.  Subject only to the express
        -------------------------------
limitations contained in this Declaration and in addition to any powers and authorities conferred by this Declaration or which the Trustees may have by virtue of any present or future statute or rule or law, the Trustees without any action or consent by the Shareholders shall have and may exercise at any time and from time to time the following powers and authorities which may be exercised by them in their sole judgment and discretion and in such manner and upon such terms and conditions as they may from time to time deem appropriate:

        (a) To retain, invest, and reinvest the capital or other funds of the Trust in Trust Loans and real or personal property investments of any kind, and to purchase, invest in, or otherwise acquire for cash or other property or through the issuance of Shares or other Securities, Trust Loans and fee, leasehold, or other participating interests in property, real, personal, or mixed, tangible or intangible, including notes, bonds, or other obligations, all for such consideration as they deem appropriate and without regard to whether any such property is authorized by law for the investment of trust funds. In connection with any such investment, purchase, or acquisition, the Trustees shall have the power to acquire a share of rents, lease payments, or other gross income from, or a share of the profits from, or a share in the equity or ownership of the security for such Trust Loans; to invest in Trust Loans secured by the pledge or transfer of Mortgages, other assets, and/or contractual obligations; to develop, operate, pool, unitize, grant production payments out of or lease or otherwise dispose of mineral, oil and gas properties, and rights.

        (b) To possess and exercise all the rights, powers, and privileges appertaining to the ownership of the Trust Estate and to increase the capital of the Trust at any time by the issuance of additional Shares or other Securities, in all cases for such consideration and upon such terms as they deem appropriate.

        (c) To sell, rent, lease, hire, exchange, release, partition, assign, mortgage, pledge, hypothecate, grant security interests in, encumber, negotiate, convey, transfer, or otherwise dispose of any and all of the Trust Estate by deeds, trust deeds, assignments, bills of sale, transfers, leases, Mortgages, financing statements, security agreements, and other instruments for any of such purposes executed and delivered for and on behalf of the Trust or the Trustees by one or more of the Trustees or by a duly authorized officer, employee, agent, or any nominee of the Trust.

        (d) To issue Shares or other Securities which may be subordinated to any indebtedness of the Trust and may be convertible into Shares, including Preferred Shares in series, and by amending this Declaration of Trust, which amendment shall not require the vote of shareholders to the extent such amendment establishes a class or series of Shares or Securities and/or the terms and preferences thereof, to establish from time to time the number of Shares to be included in each such series, and to fix the designation, powers, preferences and rights of the Shares of each such series and the qualifications, limitations or restrictions thereof, all without vote of or other action by the Shareholders to such Persons for such cash, property, or other consideration (including securities issued or created by, or interests in any Person) at such time or times and on such terms as the Trustees may deem advisable and to list any of the Securities issued by the Trust on any securities exchange and to purchase or otherwise acquire, hold, cancel, reissue, sell, and transfer any of the Securities. The authority of the Board of Trustees with respect to any new Shares or Securities shall include, but not be limited to, determination of the following:

          (i) The number of Shares or Securities constituting that series and the distinctive designation of that series;

          (ii) The rate of dividend, and whether (and if so, on what terms and conditions) dividends shall be cumulative (and if so, whether unpaid dividends shall compound or accrue interest) or shall be payable in preference or in any other relation to the dividends payable on any other class or classes of Shares or any other series of Shares or Securities;

          (iii) Whether that series shall have voting rights in addition to the voting rights provided by law and, if so, the terms and extent of such voting rights;

          (iv) Whether the Shares or Securities must or may be redeemed and, if so, the terms and conditions of such redemption (including, without limitation, the dates upon or after which they must or may be redeemed and the price or prices at which they must or may be redeemed, which price or prices may be different in different circumstances or at different redemption dates);

          (v) Whether the Shares shall be issued with the privilege of conversion or exchange and, if so, the terms and conditions of such conversion or exchange (including without limitation the price or prices or the rate or rates of conversion or exchange or any terms for adjustment thereof);

          (vi) The amounts, if any, payable upon the Shares in the event of voluntary liquidation, dissolution or winding up of the Trust in preference of Shares of any other class or series and whether the Shares shall be entitled to participate generally in distributions under such circumstances;

                (vii) The amounts, if any, payable under the Shares thereof in the event of involuntary liquidation, dissolution or winding up of the Trust in preference of shares of any other class or series and whether the Shares shall be entitled to participate generally in distributions under such circumstances;

                (viii) Sinking fund provisions, if any, for the redemption or purchase of the Shares (the term "sinking fund" being understood to include any similar fund, however designated); and

                (ix) Any other relative rights, preferences, limitations and powers of that series.

        (e) To enter into leases, contracts, obligations, easement agreements, party wall agreements, boundary line agreements, loan commitments of every kind, nature, and description, guarantees, financing arrangements and participations, and other agreements, any one of which may be for a term extending beyond the term of office of the Trustees and beyond the possible termination of the Trust or for a lesser term.

        (f) To borrow money and give negotiable or non-negotiable instruments therefor; to guarantee, indemnify, or act as surety with respect to payment or performance of obligations of third parties; to enter into other obligations on behalf of the Trust and to assign, convey, transfer, mortgage, subordinate, pledge, grant security interests in, encumber, or hypothecate the Trust Estate to secure any of the foregoing.

        (g) To lend money, whether secured or unsecured, pursuant to Trust Loans or otherwise.

        (h) To create reserve funds for any purpose.

        (i) To incur and pay out of the Trust Estate any charges or expenses, and disburse any funds of the Trust, which charges, expenses, or disbursements are, in the opinion of the Trustees, necessary or incidental to or desirable for the carrying out of any of the purposes of the Trust or conducting the business of the Trust, including, without limitation, all Organization and Offering Expenses, Operating Expenses, payments, reimbursements, and compensation to the Trustees, the Advisor, and their Affiliates, taxes and other governmental levies, charges, and assessments, of whatever kind or nature, imposed upon or against the Trustees in connection with the Trust or the Trust Estate or upon or against the Trust Estate or any part thereof, and for any of the purposes herein.

        (j) To deposit funds of the Trust in banks, trust companies, savings and loan associations, and other depositories, whether or not such deposits will draw interest, the same to be subject to withdrawal on such terms, in such manner, and by such Person or Persons (including any one or more Trustees, officers, agents, representatives, or the Advisor) as the Trustees may determine.

        (k) To posses and exercise all the rights, powers, and privileges appertaining to the ownership of all or any Mortgages or Securities, issued or created by, or interests in, any Person, forming part of the Trust Estate, to the extent that an individual might, and, without limiting the generality of the foregoing, to vote or give any consent, request, or notice, or waive any notice, either in person or by proxy or power of attorney, with or without power of substitution, to one or more Persons, which proxies and powers of attorney may be for meetings or action generally or for any particular meeting or action and may include the exercise of discretionary powers.

        (l) To cause to be organized or assist in organizing any Person under the laws of any jurisdiction to acquire the Trust Estate or any part or parts thereof or to carry on any business in which the Trust shall directly or indirectly have any interest, and to sell, rent, lease, hire, convey, negotiate, assign, exchange, or transfer the Trust Estate or any part or parts thereof to or with any such Person in exchange for the Securities thereof or otherwise, and to lend money to, subscribe for the Securities of, and enter into any contracts with, any such Person the Securities or any other interest of which the Trust holds or is about to acquire.

        (m) To enter into joint ventures, general or limited partnerships, and any other lawful combinations or associations.

        (n) To elect one of themselves as Managing Trustee or Chairman of the Board of Trustees and to elect, appoint, engage, or employ other officers for the Trust (including a Secretary, Treasurer, and such Vice Presidents and other officers as the Trustees may determine), who may be removed or discharged at the discretion of the Trustees, such officers to have such powers and duties, and to serve such terms, as may be prescribed by the Trustees or by the Trustees' Regulations; to engage or employ any Persons (including, subject to the provisions of Sections 7.4 and 7.5, any Trustee, officer, or employee of the Trust or any Affiliate of any of such Trustee, officer, or employee of the Trust) as agents, representatives, or employees (including, without limitation, real estate advisors, investment advisors, transfer agents, registrars, underwriters, accountants, attorneys at law, real estate agents, managers, appraisers, brokers, architects, engineers, construction managers, general contractors, or otherwise) in one or more capacities, and to pay compensation from the Trust for services in as many capacities as such Persons may be so engaged or employed; and, except as prohibited by law, to delegate any of the powers and duties of the Trustees to any one or more Trustees, agents, representatives, officers, employees, independent contractors, the Advisor, or other Persons.

        (o) To determine whether monies, Securities, or other assets received by the Trust shall be charged or credited to income or capital or allocated between income and capital, including the power to amortize or fail to amortize any part or all of any premium or discount, to treat any part or all of the profit resulting from the maturity or sale of any asset whether purchased at a premium or at a discount, as income or capital, or apportion the same between income and capital, to apportion the sales price of any asset between income and capital, and to determine in what manner any expenses or disbursements are to be borne as between income and capital, whether or not in the absence of the power and authority conferred by this subsection such moneys, Securities, or other assets would be regarded as income or as capital or such expense or disbursement would be charged to income or to capital; to treat any dividend or other distribution on any investment as income or capital or apportion the same between income and capital; to provide or fail to provide reserves for depreciation, amortization, or obsolescence in respect of all or any part of the Trust Estate subject to depreciation, depletion, amortization, or obsolescence in such amounts and by such methods as they shall determine; and to determine the method or form in which the accounts and records of the Trust shall be kept and to change from time to time such method or form.

        (p) To determine from time to time, the value of all or any part of the Trust Estate and of any services, Securities, Trust Loans, property, or other consideration to be furnished to or acquired by the Trust, and from time to time to revalue all or any part of the Trust Estate in accordance with such appraisals or other information as are, in the Trustees' sole judgment, necessary and/or satisfactory.

        (q) To collect, sue for, and receive all sums of money coming due to the Trust, and to engage in, intervene in, prosecute, join, defend, compound, compromise, abandon, or adjust, by arbitration or otherwise, any actions, suits, proceedings, disputes, claims, controversies, demands, or other litigation relating to the Trust, the Trust Estate, or the Trust's affairs, to enter into agreements therefor, whether or not any suit is commenced or claim accrued or asserted and, in advance of any controversy, to enter into agreements regarding arbitration, adjudication, or settlement thereof.

        (r) To renew, modify, release, compromise, extend, consolidate, or cancel, in whole or in part, any obligation to or of the Trust.

        (s) To purchase and pay for out of the Trust Estate insurance contracts and policies insuring the Trust Estate against any and all risks and insuring the Trust and/or any or all of the Trustees, the Shareholders, or officers against any and all claims and liabilities of every nature asserted by any Person arising by reason of any action alleged to have been taken or omitted by the Trust or by the Trustees, Shareholders, or officers, regardless of whether such insurance contracts and policies are provided by Persons affiliated with the Advisor or the Trustees.

        (t) To cause legal title to any of the Trust Estate to be held by and/or in the name of the Trustees, and/or, except as prohibited by law, in the name of the Trust or one or more of the Trustees or any other Person, on such terms, in such manner, and with such powers in such Person as the Trustees may determine, and with or without disclosure that the Trust or Trustees are interested therein.

        (u) To adopt a fiscal year for the Trust, and from time to time change such fiscal year.

        (v) To adopt and use a seal (but, the use of a seal shall not be required for the execution of instruments or obligations of the Trust).

        (w) To help ensure that (i) the objectives of the Trust (including the objectives of providing Shareholders with a pass-through investment vehicle, as well as minimizing unrelated business taxable income for tax-exempt Shareholders) will not be defeated by future legislation or other action, (ii) the Trust will not be deemed to hold assets of an employee benefit plan ("Plan Assets") for purposes of the Employee Retirement Income Security Act of 1974 ("ERISA"), and (iii) the transactions contemplated hereunder will not constitute prohibited transactions under ERISA or the Code. In order to accomplish the foregoing, the Trustees and the Advisor have the right (upon notice to all Shareholders but without the need to obtain the consent of any Shareholder) to take any actions including (1) restructuring the Trust's activities and, if deemed necessary by the Trustees and the Advisor, converting the Trust to another type of entity (including a partnership), (2) restructuring the Trust's activities to the extent necessary to comply with any exemption in Plan Asset legislation or the Plan Asset regulations adopted by the Department of Labor from time to time, including establishing a fixed percentage of Shares permitted to be held by employee benefit plans or other tax-exempt entities, or discontinuing sales of Securities to such investors after a given date as necessary to obtain a prohibited transaction exemption from the Department of Labor to comply with any exemption in the Plan Asset legislation or Plan Asset regulations, and/or (3) terminating the Offering or any subsequent offering, or compelling a dissolution and termination of the Trust.

        (x) To do all other such acts and things as are incident to the foregoing and to exercise all powers which are necessary or useful to carry on the business of the Trust, to promote any of the purposes for which the Trust is formed, and to carry out the provisions of this Declaration.

    3.3 Trustees' Regulations.  The Trustees may make, adopt, amend, or repeal
        ---------------------
regulations (the "Trustees' Regulations") containing provisions relating to the business of the Trust, the conduct of its affairs, its rights or powers, and the rights or powers of its Shareholders, Trustees, or officers not inconsistent with law or with this Declaration.

                                   ARTICLE IV

                                    ADVISOR

    4.1 Employment of Advisor.  The Trustees are responsible for the general
        ---------------------
policies of the Trust and for such general supervision of the business of the Trust conducted by all officers, agents, employees, advisors, managers, or independent contractors of the Trust as may be necessary to insure that such business conforms to the provisions of this Declaration. However, the Trustees are not and shall not be required personally to conduct the business of the Trust and, consistent with their ultimate responsibility as stated above, the Trustees shall have the power to appoint, employ, or contract with any Person (including one or more of themselves, or any Affiliate of any of them) as the Trustees may deem necessary or proper for the transaction of the business of the Trust. The Trustees may therefore employ or contract with such Person (herein referred to as the "Advisor"), and the Trustees may grant or delegate such authority to the Advisor as the Trustees may in their sole discretion deem necessary or desirable, without regard to whether such authority is normally granted or delegated by Trustees.

   The Trustees shall have the power to determine the terms and compensation of the Advisor or any other Person whom they may employ or with whom they may contract. The Trustees may exercise broad or other discretion in allowing the Advisor to administer and regulate the operations of the Trust, to act as agent for the Trust, to execute documents on behalf of the Trustees, and to make executive decisions which conform to general policies and general principles previously established by the Trustees.

    4.2 Term.  The Trustees shall enter into a contract with the Advisor
        ----
("Advisory Agreement") which shall provide for an initial term of three years and for the automatic annual extension thereafter. The Advisory Agreement may be terminated, without penalty upon no less than 60 days' written notice of the Advisor or by vote of a majority of the Trustees upon a Termination Event (as defined in the Advisory Agreement) or by Shareholders voting as set forth in
Section 6.2.

    4.3 Independence of Trustees and Members of Executive Committee.  A minimum
        -----------------------------------------------------------
of the greater of (i) 33% of the total number of Trustees and (ii) three (3) members of the Executive Committee and the Board of Trustees shall be Persons who are not Affiliates of the Advisor or Starwood Capital Group, L.L.C.; provided, however, that if at any time the number of Trustees or members of the Executive Committee who are not Affiliates of such Person becomes less than the minimum number set forth above, whether because of the death, resignation, removal, or change in affiliation of one or more Trustees or members of the Executive Committee or otherwise, then such requirement shall not be applicable for a period of 90 days of such event occurring, during which period the continuing Trustees or Trustee then in office shall appoint, pursuant to Section 2.4, a sufficient number of other individuals as Trustees or as members of the Executive Committee so that again a minimum of the greater of (i) 33% of the total number of Trustees and (ii) three (3) members of the Board of Trustees and the Executive Committee then in office are not Affiliates of such Person. The Trustees shall at all times endeavor to comply with the requirement of this
Section 4.3 as to independence, but failure so to comply with such requirement shall not affect the validity or effectiveness of any action of the Trustees or of the Executive Committee.

    4.4 Other Activities of Advisor.  The Advisor shall not be required to
        ---------------------------
administer the Trust as its sole and exclusive function and may have other business interests and may engage in other activities in addition to those relating to the Trust which may be in direct competition with the Trust, including acting as a real estate or loan broker, acting as a general partner or manager, and rendering of advice or services of any kind to any other Person (including, but not limited to, Affiliates of the Advisor). The Trustees may request the Advisor and/or its Affiliates to engage in certain other activities relating to the Trust's investments, including property management, contracting for the construction of improvements, and the placement or brokerage of real property, equity investments in real property, Mortgages, or other financing arrangements; and the Advisor and/or its Affiliates may act as broker or provide services requested by sellers, mortgagors, prospective sellers, or prospective mortgagors to the Trust and may receive brokerage commissions and other compensation from such sellers, mortgagors, prospective sellers, and prospective mortgagors in addition to compensation paid to the Advisor by the Trust.

   The Advisor shall be required to use its best efforts to present a continuing and suitable investment program to the Trust which is consistent with the investment policies and objectives of the Trust, but neither the Advisor nor any Affiliate of the Advisor shall be obligated to present any particular investment opportunity to the Trust even if such opportunity is of a character which, if presented to the Trust, could be taken by the Trust, and subject to the foregoing, each of them shall have the right to take for its own account or to recommend to others any such particular investment opportunity. The Advisor shall act on a basis which is fair and reasonable to the Trust and the Shareholders in selecting from among the various investment opportunities that come to the Advisor those investment opportunities which it presents to and approves on behalf of the Trust. So long as there is an Advisor or other Person performing similar functions, the Trustees shall have no responsibility to originate investment opportunities for the Trust.

    4.5 Limitation on Operating Expenses.  The Operating Expenses of the Trust
        --------------------------------
for any full fiscal year shall not (except as set forth herein) exceed an amount equal to the greater of (a) 2% of the average net assets of the Trust Estate for such year or (b) 25% of the Trust's net income for such year, determined in accordance with generally accepted accounting principles, before deducting any non-accountable expense allowances, regular and incentive advisory fees, administrative fees and expenses, and depreciation, depletion, and amortization. The Trustees shall limit such expenses to amounts that do not exceed such limitations unless a majority of the Trustees who are not Affiliates of the Advisor determine that based upon such factors as they deem sufficient, a higher level of expenses is justified. Each contract made with the Advisor under this
Article IV shall specifically provide that in the event such Trustees determine that such excess expenses are not justified, the Advisor shall refund to the Trust promptly after the end of any such year the amount, if any, by which the Operating Expenses so exceed said amount; provided, that (i) the maximum liability of the Advisor for such excess in any year shall be limited to the amount of the Non-Accountable Expense Allowance and the Administration Fee received by the Advisor during such year as defined and provided for in the Advisory Agreement and (ii) to the extent that the Operating Expenses for any subsequent fiscal year are less than the greater of clauses (a) or (b) above, the Trust shall reimburse the Advisor the amount(s) it previously refunded to the Trust pursuant to this Section 4.5.


                                   ARTICLE V

                               INVESTMENT POLICY

    5.1      General Statement of Policy.  While the Trustees are authorized,
             ---------------------------
pursuant to Article III, to invest the Trust Estate in a wide variety of investments, it is the present intention of the Trust that it shall be the principal investment objective and policy of the Trust for the Trustees to invest the Trust Estate in the Diversified Portfolio.

   Investments of the Trust may be made in various combinations and may involve participations with other Persons, including Affiliates of the Advisor and/or Trustees. Such investments may incorporate a variety of real property equity and financing techniques, including, without limitation, partnerships, joint ventures, purchase and leasebacks, land purchase-leases, net lease financings, purchase and installment salebacks, and Mortgages.

   The general purpose of the Trust is to seek real estate investment trust income as defined in the REIT Provisions of the Code consistent with the investment objective and policy of the Trust as set forth above. The Trustees intend to make investments in such a manner as to comply with the requirements of the REIT Provisions of the Code with respect to the composition of the Trust's investments and the derivation of its income; provided, however, that no Trustee, director, officer, employee, or agent of the Trust or the Advisor shall be liable to any Person, including any Shareholder, for any act or omission resulting in the loss of tax benefits, or in the incurrence of tax detriments, under the Code or for the Trust not being treated for tax purposes as a "real estate investment trust" under the REIT Provisions of the Code. Subject to
Section 5.3 hereof and subject to such restrictions as may be necessary to qualify the Trust as a "real estate investment trust" as defined in the REIT Provisions of the Code, the Trustees may alter the above-declared investment policy in light of changes in economic circumstances and other relevant factors, and the methods of implementing the Trust's investment policies may change, in the discretion of the Trustees as economic and other conditions change.

    5.2 Other Permissible Investments.  To the extent that the Trust has assets
        -----------------------------
not invested in accordance with Section 5.1, the Trustees may employ such assets by investing them in:

        (a) Obligations of, or guaranteed or insured by, the United States Government or any agency or political subdivision thereof;

        (b) Obligations of, or guarantees by, any state, territory, or possession of the United States of America or any agency or political subdivision thereof;

        (c) Evidences of deposits in, or obligations of, banking institutions, state and federal savings and loan associations, and savings institutions;

        (d) Real and personal property and interests therein; and

        (e) Other Securities, liquid short-term investments, and property.

    5.3 Prohibited Investments and Activities.  The Trustees shall not engage in
        -------------------------------------
any of the following investment practices or activities:

        (a) Invest in commodities, foreign currencies, or bullion except in connection with investments in other property;

        (b) Engage in any material trading activities with respect to any of the assets of the Trust Estate;

        (c) Issue "redeemable securities" as defined in Section 2(a)(32) of the Investment Company Act of 1940, as amended;

        (d) Engage in the underwriting or public distribution of Securities issued by others; and

        (e) Purchase any property from or sell any property to the Advisor, nor shall the Trust lend any funds to the Advisor.

    5.4 Obligor's Default.  Notwithstanding any provision in any Article of this
        -----------------
Declaration, when an obligor to the Trust is in default under the terms of any obligation (including a Trust Loan) to the Trust, the Trustees or the Advisor shall have the power to pursue any remedies permitted by law which in their sole judgment are in the interest of the Trust, and the Trustees or the Advisor shall have the power to receive and hold any investment and to enter into any commitment or obligation on behalf of the Trust in connection with or in pursuit of such remedies which, in the judgment of the Trustees or the Advisor, is necessary or desirable for the purpose of acquiring property, disposing of property acquired in the pursuit of such remedies or the preservation of its investment.

                                   ARTICLE VI

                          THE SHARES AND SHAREHOLDERS

    6.1 Shares.  The units into which the beneficial interest in the Trust will
        ------
be divided shall be designated as Shares, which Shares shall initially be of two classes, Class A Shares and Class B Shares. The Class A Shares shall have a par value of $1.00 per Share, and the Class B Shares shall have a par value of $.01 per Share. The certificates evidencing the Shares shall be in such form and signed (manually or by facsimile) on behalf of the Trust in such manner as the Trustees may from time to time prescribe or as may be prescribed in the Trustees' Regulations. The certificates shall be negotiable and title thereto and to the Shares represented thereby shall be transferred by assignment and delivery thereof to the same extent and in all respects as a share certificate of a California corporation. There shall be no limit upon the number or classes of Shares to be issued. The Shares may be issued for such consideration as the Trustees shall determine or by way of share dividend or share split in the discretion of the Trustees. Shares reacquired by the Trust shall no longer be deemed outstanding and shall have no voting or other rights unless and until reissued. Shares acquired by the Trust may be canceled and restored to the status of authorized and unissued Shares by action of the Trustees. All Shares shall be fully paid and non-assessable by or on behalf of the Trust upon receipt of full consideration for which they have been issued or without additional consideration if issued by way of share dividend or share split. The Shares shall not entitle the holder to preference, pre-emptive, appraisal, conversion, or exchange rights of any kind, except as provided in Section 6.14.

   Upon termination of the Offering, the Trustees shall issue for par a sufficient number of Class B Shares to the Advisor and/or its nominee(s) such that the total number of outstanding Class B Shares shall equal one-half of the total number of outstanding Class A Shares. In order to maintain such proportion between Class A Shares and Class B Shares, the Trustees are hereby required to issue additional Class B Shares for par in like proportion on a pro rata basis to all holders of Class B Shares based on the number of Class B Shares held by such holder on the date of issuance of the Class A Shares requiring the issuance of the Class B Shares to the extent that (a) additional Class A Shares are issued by the Trust (provided that if and to the extent such issuance is subject to the approval of the American Stock Exchange, Inc. or such other exchange or market on which the Class A Shares or other securities of the Trust are traded, then such approval shall be obtained), and (b) the Class A Shares are subject to any stock dividend, stock split, or other recapitalization affecting the number of Class A Shares outstanding. The additional Class B Shares shall be issued within 60 days of the issuance of the Class A Shares and the purchase price may be paid in cash or by delivery of a promissory note. For the purposes of determining the total number of Class B Shares issued and outstanding following the termination of the Offering and issuance of Class B Shares pursuant to this
Section 6.1 as required in Sections 6.6(a) and 6.14, all additional Class B Shares issued pursuant to this paragraph of Section 6.1 shall be deemed to be issued and outstanding following termination of the Offering.

    6.2 Voting Rights.  The Shareholders shall be entitled to vote only upon the
        -------------
following matters:

        (a) Election of Trustees.  Trustees shall be elected in accordance with
            --------------------
Section 2.1 at the annual meeting of the Shareholders to be held at such time and place as the Trustees' Regulations shall prescribe. In any election of Trustees, the Class A Shareholders and the Class B Shareholders shall vote together as a single class with each Class A Share and Class B Share held of record entitled to one vote in person or by proxy.

   Any vacancy in the office of Trustees may be filled by a vote of the Class A Shareholders and the Class B Shareholders voting together as a single class with each Share held of record entitled to one vote in person or by proxy, or, in the absence of any such Shareholder vote, such vacancy may be filled by the vote of the remaining Trustees. If the number of Trustees is increased in accordance with this Declaration, the Trustees' Regulations, or otherwise, any vacancy so created may be filled by the existing Trustees.

        (b) Removal of Trustees.  A Trustee may be removed for cause (defined as
            -------------------
willful violations of this Declaration or the Trustees' Regulations which violations are materially against the interests of the Shareholders or gross negligence in the performance of his duties) by majority vote or written consent of the Shareholders with the Class A Shareholders and the Class B Shareholders voting together as a single class with each Share held of record entitled to one vote in person or by proxy. Any vacancy created by the removal of a Trustee shall be filled as provided in Section 6.2(a).

        (c) Termination of Advisory Agreement.  The Advisory Agreement may be
            ---------------------------------
terminated to the extent provided in Section 4.2 upon approval by vote or written consent of Shareholders holding two-thirds of the Class A Shares and the Class B Shares voting together as a single class with each Share held of record entitled to one vote in person or by proxy.

        (d) Termination of the Trust.  The Trust may be terminated at a meeting
            ------------------------
of the Shareholders, specially called for such purpose, upon a vote by the Shareholders holding 66-2/3% of the Class A Shares and the Class B Shares voting together as a single class with each Share of record entitled to one vote in person or by proxy. A merger of the Trust with and into another entity is not a termination of the Trust if the Trust is the surviving entity or if the purpose of the merger is primarily to change the domicile of the Trust.
Further, a change of the Trust's form from a business trust to a corporation is not a termination of the Trust.

        (e) Amendments to the Declaration of Trust.  Except as set forth in the
            --------------------------------------
next sentence or Section 3.2(d) or 8.3, this Declaration of Trust can be amended upon approval of a majority vote of the Shareholders with the Class A Shareholders and the Class B Shareholders voting together as a single class with each Share held of record entitled to cast one vote in person or by proxy. Notwithstanding anything in this Declaration of Trust to the contrary, wherever any provision of this Declaration sets forth a specific percentage of the Shares outstanding and entitled to vote which is required for approval or ratification of any action upon which the vote of the Shareholders is required or may be obtained, such provision can only be amended with the approval of Shareholders holding the specific percentage of Shares outstanding and entitled to vote which is set forth in such provision.

        (f) Sales of Assets.  The Trust may sell, transfer or otherwise dispose
            ---------------
of all or substantially all of its assets, upon a vote by the Shareholders holding two-thirds of the Class A Shares and the Class B Shares voting together as a single class with each Share of record entitled to one vote in person or by proxy.

        (g) Other Matters.  All other matters to be voted on, consented to, or
            -------------
ratified by the Shareholders shall be passed, consented to, or ratified by a majority vote of the Shareholders with the Class A Shareholders and the Class B Shareholders voting together as a single class with each Share held of record entitled to cast one vote in person or by proxy.

   Notwithstanding anything in this Article VI to the contrary, at all times that there are no Class A Shares outstanding, the Class B Shareholders shall have exclusive voting power on all matters upon which Shareholders are entitled to vote pursuant to this Declaration. Wherever any provision of this Declaration sets forth a specific percentage of the Shares outstanding and entitled to vote which is required for approval or ratification of any action upon which the vote of the Shareholders is required or may be obtained, such provision shall mean such specified percentage of the votes entitled to be cast by holders of all Shares then outstanding and entitled to vote on such action.

    6.3 Legal Ownership of Trust Estate.  The legal ownership of the Trust
        -------------------------------
Estate and the right to conduct the business of the Trust are vested exclusively in the Trustees, and the Shareholders shall have no interest therein other than beneficial interest in the Trust conferred by their Shares issued hereunder, and they shall have no right to compel any partition, division, dividend, or distribution of the Trust or any of the Trust Estate.

    6.4 Shares Deemed Personal Property.  The Shares shall be personal property
        -------------------------------
and shall confer upon the holders thereof only the interest and rights specifically set forth in this Declaration. The death, insolvency, or incapacity of a Shareholder shall not dissolve or terminate the Trust or affect its continuity nor give his legal representative any rights whatsoever, whether against or in respect of other Shareholders, the Trustees, or the Trust Estate or otherwise, except the sole right to demand and, subject to the provisions of this Declaration, the Trustees' Regulations, and any requirements of law, to receive a new certificate for Shares registered in the name of such legal representative, in exchange for, and upon delivery pursuant to Section 6.5 of, the certificate held by such Shareholder.

    6.5 Share Record; Issuance and Transferability of Shares.  Records shall be
        ----------------------------------------------------
kept by or on behalf of and under the direction of the Trustees, which shall contain the names and addresses of the Shareholders, the number of Shares held by them respectively, and the numbers of the certificates representing the Shares, and in which there shall be recorded all transfers of Shares. Certificates shall be issued, listed, and transferred in accordance with the Trustees' Regulations. The Persons in whose names certificates are registered on the records of the Trust shall be deemed the absolute owners of the Shares represented thereby for all purposes of this Trust; but nothing herein shall be deemed to preclude the Trustees or officers, or their agents or representatives, from inquiring as to the actual ownership of Shares. Until a transfer is duly effected on the records of the Trust, the Trustees shall not be affected by any notice of such transfer, either actual or constructive. The receipt by the Person in whose name any Shares are registered on the records of the Trust or of the duly authorized agent of such Person, or if such Shares are so registered in the names of more than one Person, the receipt of any one of such Persons, or of the duly authorized agent of any of such Persons, shall be a sufficient discharge for all dividends or distributions payable or deliverable in respect of such Shares and from all liability to see to the application thereof.

   Subject to the provisions of Section 6.13, Shares shall be transferable on the records of the Trust only by the record holder thereof or by his agent thereunto duly authorized in writing upon delivery to the Trustees or a transfer agent of the certificate or certificates therefor, properly endorsed or accompanied by duly executed instruments of transfer and accompanied by all necessary documentary stamps, together with such evidence of the genuineness of each such endorsement, execution, or authorization and of other matters as may reasonably be required by the Trustees or such transfer agent. Upon such delivery, the transfer shall be recorded in the records of the Trust and a new certificate for the Shares so transferred shall be issued to the transferee and in case of transfer of only a part of the Shares represented by an certificate, a new certificate for the balance shall be issued to the transferor. Any Person becoming entitled to any Shares in consequences of the death of a Shareholder or otherwise by operation of law shall be recorded as the holder of such Shares and shall receive a new certificate therefor, but only upon delivery to the Trustees or a transfer agent of instruments and other evidence required by the Trustees or the transfer agent to demonstrate such entitlement, the existing certificate for such Shares, and such necessary releases from applicable governmental authorities. In case of the loss, mutilation, or destruction of any certificate for Shares, the Trustees may issue or cause to be issued a replacement certificate on such terms and subject to such rules and regulations as the Trustees may from time to time prescribe. Nothing in this Declaration shall impose upon the Trustees or a transfer agent a duty, or limit their rights, to inquire into adverse claims.

    6.6 Dividends or Distributions to Shareholders.  The Trustees may from time
        ------------------------------------------
to time declare and pay to Shareholders such dividends or distributions in cash or other form, out of current or accumulated income, capital, capital gains, principal, surplus, proceeds from the increase of refinancing of Trust obligations, or from the Disposition of portions of the Trust Estate or from any other source as the Trustees in their discretion shall determine. The Trustees may declare dividends or distributions as far in advance as they shall determine in their discretion, including the advance declaration of dividends or distributions with respect to more than one month or other period. Shareholders shall have no right to any dividend or distribution unless and until the record date therefor as declared by the Trustees.

        (a) Distributions of Net Cash.  The Trustees shall endeavor to declare
            -------------------------
distributions of Net Cash, which shall be distributed 99% to the Class A Shareholders and 1% to the Class B Shareholders, in amounts such that the Trust shall maintain its status as "real estate investment trust" under the Code. To the extent that Class B Shareholders convert their Class B Shares into Class A Shares as provided in Section 6.14, the percentage of distributions of Net Cash to be distributed to the Class B Shareholders, as well as the other distributions provided for in this Section 6.6, shall be reduced by multiplying such 1% by a fraction, the numerator of which is the aggregate number of Class B Shares outstanding as of the record date for any such distribution and the denominator of which is the aggregate number of Class B Shares issued and outstanding prior to any such conversion.

        (b) Distributions of Proceeds.  Upon any Disposition, the proceeds of
            -------------------------
Disposition shall be applied first, to the payment of any selling or refinancing expenses, fees and commissions, including mortgage brokerage fees, and all other fees and costs incurred in connection with the Disposition; and second, to the payment of principal and interest owed in connection with the asset disposed of immediately prior to the Disposition which is to be repaid in connection with the Disposition. All proceeds remaining thereafter shall be segregated and not commingled with the other assets of the Trust except for any amounts thereof which the Trustees, in their absolute discretion, determine are required for support of the operations of Trust, or for investment in additional Trust assets. Any portion of such remaining segregated proceeds in the form of assets which the Trustees, in their absolute discretion, determine cannot reasonably be distributed to the Shareholders (including any net interest earned thereon) is herein called "Non-Distributable Net Proceeds," and any other portion of such segregated proceeds is herein called "Distributable Net Proceeds."

   The Distributable Net Proceeds of any Disposition shall be distributed to the Shareholders in the same manner as distributions of Net Cash by the Trust. The Non-Distributable Net Proceeds of any Disposition shall be considered Distributable Net Proceeds at such time as the Trustees, in their absolute discretion, determine that the assets comprising such Non-Distributable Net Proceeds can reasonably be distributed or such assets are transformed into Distributable Net Proceeds. They shall be distributed to the Shareholders in the same manner as distributions of Net Cash by the Trust after any such determination in the same manner as other Distributable Net Proceeds.

        (c) Other Distributions.  All distributions other than those
            -------------------
specifically provided for in Sections 6.6(a) and (b) may be declared by the Trustees at such time that they, in their absolute discretion, determine that the Trust has sufficient cash or other property which is not needed in the operation of the Trust, and shall be distributed in accordance with the first sentence of Section 6.6(a).

    6.7 Transfer Agent, Dividend Disbursing Agent, and Registrar.  The Trustees
        --------------------------------------------------------
shall have power to employ one or more transfer agents, dividend disbursing agents, and registrars and to authorize them on behalf of the Trust to keep records, to hold and disburse any dividends and distributions, and to have and to perform in respect of all original issues and transfers of Shares, dividends and distributions, and reports and communications to Shareholders, the powers and duties usually had and performed by transfer agents, dividend disbursing agents, and registrars of a California corporation.

    6.8 Shareholders' Meeting.  There shall be an annual meeting of the
        ---------------------
Shareholders at such time and place as the Trustees' Regulations shall prescribe at which the Trustees shall be elected and any other proper business may be conducted. The annual meeting of Shareholders shall be held after delivery to the Shareholders of the Annual Report (set forth in Section 6. 10) and within six months after the end of each fiscal year commencing with the fiscal year starting in 1989. Special meetings of Shareholders may be called by the Managing Trustee, if any, the Chairman of the Board of Trustees, or at least two of the other Trustees and shall be called upon the written request of Shareholders holding not less than 20% of the outstanding Class A Shares or 20% of the outstanding Class B Shares, entitled to vote in the manner provided in the Trustees' Regulations. If there shall be no Trustees, the officers of the Trust shall promptly call a special meeting of the Shareholders for the election of successor Trustees. Notice of any special meeting shall state the purposes of the meeting. A majority of the outstanding Class A Shares and a majority of the outstanding Class B Shares entitled to vote at any meeting represented in person or by proxy shall constitute a quorum at any such meeting. Whenever Shareholders are required or permitted to take any action, such action may be taken without a meeting on written consent setting forth the action so taken, signed by a sufficient proportion of the Class A Shareholders and Class B Shareholders as would be required for a vote at meeting as provided in Section 6.2; provided that solicitation of such consents complies with Rule 706 of the American Stock Exchange, Inc. as such Rule or its successor is then in effect. The vote or consent of Shareholders shall not be required for the pledging, hypothecating, granting security interests in, mortgaging, or encumbering of all or any of the Trust Estate.

    6.9      Proxies.  Whenever the vote or consent of Shareholders is required
             -------
or permitted under this Declaration, such vote or consent may be given either directly by the Shareholders or by a proxy in the form prescribed in the Trustees' Regulations. The Trustees may solicit such proxies from the Shareholders or any of them in any matter requiring or permitting the Shareholders' vote or consent.

    6.10     Reports to Shareholders.  Not later than 120 days after the close
             -----------------------
of each full fiscal year of the Trust, the Trustees shall mail a report of the business and operation of the Trust during such fiscal year to the Shareholders, which report shall constitute the accounting of the Trustees for such fiscal year. The report (herein "Annual Report") shall be in such form and have such content as the Trustees deem proper. The Annual Report shall include a balance sheet and a statement of income and surplus of the Trust. Such financial statement shall be accompanied by the report of an independent public accountant thereon. A manually signed copy of the accountant's report shall be filed with the Trustees.

    6.11     Fixing Record Dates.  The Trustees' Regulations may provide for
             -------------------
fixing or, in the absence of such provision, the Trustees may fix, in advance, a date as the record date for determining the Shareholders entitled to notice of or to vote at any meeting of the Shareholders or to express consent to any proposal without a meeting, or for the purpose of determining Shareholders entitled to receive payment of any dividend or distribution (whether before or after termination of the Trust) or any Annual Report or other communication from the Trustees, or for any other purpose. The record date so fixed shall be not less than ten days nor more than 90 days prior to the date of the meeting or event for the purpose of which it is fixed.

    6.12     Notice to Shareholders.  Any notice of meeting or other notice,
             ----------------------
communication, or report to any Shareholder shall be deemed duly delivered to such Shareholder when such notice, communication, or report is deposited, with postage thereon prepaid, in the United States mail, addressed to such Shareholder at his address as it appears on the records of the Trust or is delivered in person to such Shareholder.

    6.13     Restriction on Transfer, Acquisition and Redemption of Shares.
             -------------------------------------------------------------
Article X contains restrictions on transfer, acquisition and redemptions of Shares.

    6.14     Conversion Rights.  Subject to the terms and conditions of this
             -----------------
Section 6.14, the Class B Shareholders as a group shall at their option be entitled to convert up to 20% of the total of the Class B Shares, issued and outstanding following the termination of the Offering and issuance of the Class B Shares pursuant to Section 6.1, each year commencing with 1990 into fully paid and non-assessable Class A Shares on the basis of one Class A Share for 49 Class B Shares. Such conversion rights may be exercised at any time after December 31, 1989, and such rights shall be cumulative for each year thereafter, so that to the extent that less than 20% of the Class B Shares held of record by a Class B Shareholder are converted in any year, the percentage of Class B Shares convertible in the succeeding years shall be increased accordingly. For example, if only 10% of the total outstanding Class B Shares were converted into Class A Shares in 1990, up to 30% of such total number of Class B Shares shall be convertible in 1991, and to the extent that no Class B Shares are converted from 1990 through 1993, 100% of the total outstanding Class B Shares will be convertible into Class A Shares in 1994 and each year thereafter. After conversion of the

Class B Shares into Class A Shares, the rights of the remaining Class B Shareholders with respect to distributions of Net Cash shall be adjusted as provided in Section 6.6.

   In order to exercise such conversion rights, the Class B Shareholder shall surrender the certificate or certificates for such Class B Shares at the office of said transfer agent (or other place as provided by the Trustees), which certificate or certificates, if the Trustees shall so request, shall be duly endorsed to the Trust or in blank or accompanied by proper instruments of transfer to the Trust (such endorsements or instruments of transfer to be in form satisfactory to the Trust), and shall give written notice to the Trust at said office that he elects so to convert said Class B Shares in accordance with the terms of this Section 6.14, and shall state in writing therein the name or names in which he wishes the certificate or certificates for Class A Shares to be registered. Every such notice of election to convert shall constitute a binding contract between the holder of such Class B Shares and the Trust, whereby the Class B Shareholder shall be deemed to subscribe for the amount of Class A Shares which he shall be entitled to receive upon such conversion, and, in satisfaction of such subscription, to deposit the Class B Shares to be converted and to release the Trust for all liability thereunder, and thereby the Trust shall be deemed to agree that the surrender of the certificate or certificates therefor and the extinguishment of liability thereon shall constitute full payment of such subscription for Class A Shares to be issued upon such conversion.

   The Trust will, as soon as practicable after such deposit of a certificate or certificates for Class B Shares accompanied by the written notice and the statement above prescribed, issue and deliver at the office of said transfer agent (or other place as provided above) to the Person for whose account such Class B Shares were so surrendered, or to his nominee or nominees, a certificate or certificates for the number of Class A Shares to which he shall be entitled as aforesaid. Subject to the provisions of this Section 6.14, such conversion shall be deemed to have been made as of the date of such surrender of the Class B Shares to be converted; and the Person or Persons entitled to receive the Class A Shares issuable upon conversion of such Class B Shares shall be treated for all purposes as the record holder or holders of such Class A Shares on such date. Upon conversion of Class B Shares, the Class B Shares so converted shall be canceled and retired by the Trust.

   The issuance of certificates for Class A Shares upon conversion of Class B Shares shall be made without charge for any stamp or other similar tax in respect of such issuance; provided, however, that if any such certificate is to be issued in a name other than that of the holder of the Class B Shares converted, the Person or Persons requesting the issuance thereof shall pay to the Trust the amount of any tax which may be payable in respect of any transfer involved in such issuance or shall establish to the satisfaction of the Trust that such tax has been paid or that no such tax is due.

   The Trust will at all times reserve and keep available, solely for the purpose of issuance upon conversion of the outstanding shares of Class B Shares, such number of Class A Shares as shall be issuable upon the conversion of all such outstanding Class B Shares; provided that nothing contained herein shall be construed to preclude the Trust from satisfying its obligations in respect of the conversion of the outstanding Class B Shares by delivery of Class A Shares which are held in the treasury of the Trust. The Trust covenants that if any Class A Shares, required to be reserved for purposes of conversion hereunder, require registration with or approval of any governmental authority under any federal or state law before such Class A Shares may be issued upon conversion, the Trust will use its best efforts at its expense to cause such Class A Shares to be duly registered or approved, as the case may be. The Trust will also at its expense endeavor to list the Class A Shares required to be delivered upon conversion prior to such delivery upon each national securities exchange, if any, upon which the outstanding Class A Shares are listed at the time of such delivery. The Trust covenants that all Class A Shares which shall be issued upon conversion of the Class B Shares, will, upon issue, be fully paid and non-assessable and not entitled to any preemptive rights.


                                  ARTICLE VII

                    LIABILITY OF TRUSTEES, SHAREHOLDERS, AND
                          OFFICERS, AND OTHER MATTERS

    7.1 Exculpation of Shareholders, Trustees and Officers.  No Shareholder
        --------------------------------------------------
shall be subject to any personal liability whatsoever to any Person in connection with Trust Estate or the acts, obligations or affairs of the Trust. No Trustee or officer of the Trust shall be liable to the Trust or to any Trustee for any act or omission of any other Trustee, Shareholder, officer, or agent of the Trust, including the Advisor, or be held to any personal liability whatsoever in tort, contract, or otherwise in connection with the affairs of this Trust except only that arising from his own willful violation of the provisions of this Declaration or of the Trustees' Regulations which violation is materially against the interests of the Shareholders and results in material harm to such interests, or gross negligence in the performance of his duties.
If any Shareholder, Trustee, officer, employee, or agent, as such, of the Trust, is made a party to any suit or proceeding to enforce any such liability of the Trust, he shall not, on account thereof, be held to any personal liability. The Trust shall indemnify and hold each Shareholder harmless from and against all claims and liabilities, to which such Shareholder may become subject by reason of his being or having been a Shareholder, and shall reimburse such Shareholder for all legal and other expenses reasonably incurred by him in connection with any such claim or liability. The rights accruing to a Shareholder under this
Section 7.1 shall not impair any other right to which such Shareholder may be lawfully entitled, nor shall anything herein contained restrict the right of the Trust to indemnify or reimburse a Shareholder in any appropriate situation even though not specifically provided herein.

    7.2 Express Exculpatory Clauses in Instruments.  The Trustees shall cause
        ------------------------------------------
any written instrument creating an obligation of the Trust to include a reference to this Declaration to provide that neither the Shareholders nor the Trustees nor officers shall be liable thereunder and that the other parties to such instrument shall look solely to the Trust Estate for the payment of any claim thereunder or for the performance thereof. However, the omission of such provision from any such instrument shall not render the Shareholders or any Trustee or officer liable thereunder.

    7.3 Liability and Indemnification of Trustees.  The Trustees, officers,
        -----------------------------------------
employees, and agents of the Trust, including the Advisor, and their affiliates, shall not be liable to the Trust or the Shareholders, and the Trust shall indemnify the Trustees, officers, employees, and agents of the Trust, including the Advisor, and their Affiliates, against any claim or liability by or to any Person other than the Trust, in respect of any act or any failure to act so long as such act or failure to act was performed in a manner determined in good faith to be within the scope of the Trustees' authority and to be in the best interest of the Trust, and so long as he, she, or it was not guilty of negligence, misconduct, or a breach of his fiduciary obligations in such act or failure to act.

   The indemnification authorized by this Section 7.3 shall include payment of
(i) reasonable attorneys' fees or other expenses incurred in settling any such claim or liability or incurred in any finally adjudicated legal proceeding and
(ii) expenses incurred by the removal of any liens affecting any property of the Person to be indemnified. Indemnification shall be made from assets of the Trust, and no Shareholder shall be personally liable to any Person to be indemnified. This Section 7.3 shall inure to the benefit of the Trustees and their Affiliates.

    For the purposes of this Section 7.3 only, the term "Affiliates" shall mean any Person performing services on behalf of the Trust who: (i) directly or indirectly controls, is controlled by, or is under common control with the Trustees; or (ii) owns or controls 10% or more of the outstanding voting securities of the Trustees; or (iii) is an officer, director, partner, or trustee of the Trustees; or (iv) is any company for which the Trustees act as an officer, director, partner, or trustee.

    7.4 Rights of Trustees and Officers to Own Shares or Other Property and to
        ----------------------------------------------------------------------
Engage in Other Business.
------------------------

        (a) Any Trustee, officer, agent, or employee of the Trust and the Advisor may acquire, own, hold, and dispose of Securities of the Trust, for his individual account, and may exercise all rights of a holder of such Securities to the same extent and in the same manner as if he were not a Trustee, officer, employee, agent, or the Advisor; have personal business interests and engage in personal business activities, which interests and activities may include the acquisition, syndication, holding, management, operation, or disposition, for his own account or for the account of others, of interests in Mortgages, real property, or other assets, even if the same compete directly with the actual business being conducted by the Trust; subject to the provisions of Article IV, be interested as trustee, officer, director, stockholder, partner, member, advisor, or employee, or otherwise have a direct or indirect interest in a Person who may be engaged to render advice or services to the Trust (as the Advisor or otherwise) and receive compensation from such Person and any Affiliate of such Person as well as compensation as Trustee, officer, agent, or employee of the Trust; and, in a capacity of trustee, officer, director, stockholder, partner, member, advisor, or employee of any Person, have business interests and engage in business activities in addition to those relating to the Trust, which interests and activities may include the acquisition, syndication, holding, management, operation, or disposition, for his own account or for the account of others, of interests in Mortgages, real property, or other assets, or interests in Persons engaged in the mortgage or real estate business, which interests or activities may be in direct competition with the Trust; and each Trustee, officer, employee, and agent of the Trust shall be free of any obligation to present to the Trust any investment opportunity which comes to him in any capacity other than solely as Trustee, officer, employee, or agent of the Trust, even if such opportunity is of a character which, if presented to the Trust, could be taken by the Trust; and none of the foregoing interests or activities (singly, or in combination) shall be deemed to conflict with or be inconsistent with his powers, duties, and responsibilities as Trustee, officer, agent or employee of the Trust.

      (b) Nothing in this Declaration shall be deemed to;

          (i) Prohibit a Trustee, officer, employee, or agent of the Trust from acquiring or owning any amount or percentage of any class of outstanding Securities of any publicly-owned Person whose shares are listed or traded on a national securities exchange or in the over-the-counter market;

          (ii) Prohibit a Trustee, officer, employee, or agent of the Trust who is also engaged in rendering legal, accounting, financial advisory, or other services from rendering such services to any Person or from acting as trustee, director, member, advisor, officer, or representative of any such Person to whom he renders or has rendered such services;

          (iii) Require a Trustee, officer, employee, or agent of the Trust to dispose of a personal business interest acquired, or to discontinue personal business activities begun, whether acquired or begun before or when he was a Trustee, officer, employee, or agent, regardless of whether such interests or activities compete with the business of the Trust; or

          (iv) Prohibit a Trustee, officer, employee, or agent of the Trust from having personal business interests or engaging in personal business activities regardless of whether;

                (A) The Trustees (by vote or consent sufficient for such purpose including the vote of the interested Trustee(s)) have decided that such interests or activities should or should not be acquired or engaged in by the Trust; or

                (B) The Trust could have acquired such interests or engaged in such activities without endangering the qualification of the Trust as a real estate investment trust under the REIT Provisions of the Code or without violating any provision of this Declaration or applicable law, even though any such Person, interests, or activities are or could be in competition, in any way, with the Trust, or any such Person is in the same or similar business as the Trust.

    7.5 Transactions Between the Trust and Certain Affiliates.  Except as
        -----------------------------------------------------
prohibited by this Declaration and in the absence of fraud, a contract, act, or other transaction between the Trust and any other Person, or in which the Trust is interested, shall be valid even though (i) one or more of the Trustees, officers of the Trust, or the Advisor are Affiliates of such other Person, or
(ii) one or more of the Trustees, officers, or the Advisor, individually or jointly with others, is a party or are parties to or directly or indirectly interested in, or connected with, such contract, act, or transaction. Neither any such Trustee, officer, nor the Advisor shall be under any disability from or have any liability as a result of entering into any such contract, act, or transaction, provided that (a) such interest or connection is disclosed or known to the Trustees and the Trustees authorized such contract, act, or other transaction by vote sufficient for such purpose including the vote of the interested Trustee(s), or (b) such interest or connection is disclosed or known to the Shareholders, and such contract, act, or transaction is approved or subsequently ratified by the Shareholders, or (c) such contract, act, or transaction is fair and reasonable as to the Trust at the time it is authorized by the Trustees or by the Shareholders.

   Notwithstanding any other provision of this Declaration of Trust, Affiliates of the Advisor may receive compensation from, and/or a share of the proceeds received by, borrowers in connection with Trust Loans.

    7.6 Restriction of Duties and Liabilities.  To the extent that the nature of
        -------------------------------------
this Trust (that is, a business trust) will permit, the duties and liabilities of Shareholders, Trustees, and officers shall in no event be greater than the duties and liabilities of shareholders, directors, and officers of a California corporation. The Shareholders, Trustees, and officers shall in no event have any greater duties or liabilities than those imposed by applicable law as shall be in effect from time to time.

    7.7 Persons Dealing with Trustees or Officers.  Any act of the Trustees or
        -----------------------------------------
officers purporting to be done in their capacity as such, shall, as to any Persons dealing with such Trustees or officers, be conclusively deemed to be within the purpose of this Trust and within the powers of the Trustees and officers. No Person dealing with the Trustees or any of them, or with the authorized officers, agents, or representatives of the Trust, shall be bound to see to the application of any funds or property passing into their hands or control. The receipt of the Trustees or any of them, or of authorized officers, agents, or representatives of the Trust, for moneys or other consideration, shall be binding upon the Trust.

    7.8 Reliance.  The Trustees and officers may consult with counsel (which may
        --------
be a firm in which one or more of the Trustees or officers is or are members) and the advice or opinion of such counsel shall be full and complete personal protection to all of the Trustees and officers in respect of any action taken or suffered by them in good faith and in reliance on or in accordance with such advice or opinion. In discharging their duties, Trustees and officers, when acting in good faith, may rely upon financial statements of the Trust represented to them to be correct by the Managing Trustee or the Chairman of the Board of Trustees, if any, or the officer of the Trust having charge of its books of account, or stated in a written report by an independent public accountant fairly to present the financial position of the Trust. The Trustees may rely, and shall be personally protected in acting, upon any instrument or other document believed by them to be genuine.

    7.9 Trust Only.  It is the intention of the Trustees to create only the
        ----------
relationship of Trustee and beneficiary between the Trustees and each Shareholder from time to time. It is not the intention of the Trustees to create a general partnership, limited partnership, joint stock association, corporation, bailment or any form of legal relationship other than a trust. Nothing in this Declaration of Trust shall be construed to make the Shareholders, either by themselves or with the Trustees, partners or members of a joint stock association.

                                  ARTICLE VIII

                       DURATION, TERMINATION, AMENDMENT,
                           AND QUALIFICATION OF TRUST

    8.1 Duration of Trust.   The Trust's existence shall be perpetual. In the
        -----------------
event that it shall be finally determined by a court of competent jurisdiction in any state in which the Trust shall own property that the holding of such property is or shall be in contravention of a law, whether statutory or otherwise, similar to the common law "rule against perpetuities," then with respect to the property affected thereby, unless this Trust shall be earlier terminated as provided in this Section 8, the Trust shall continue only until the expiration of 20 years after the death of the last survivor of the following named persons:


NAME          DATE OF BIRTH       PARENTS               RESIDENCE
----          -------------       -------               ---------

Adam G.       September 10, 1985  Mr. and Mrs.          348 South Citrus
Edwards                           Steven Edwards        Los Angeles, CA 90036

Lindsey M.    September 27, 1986  Mr. and Mrs.          5701 West 76th Street
Nicholls                          Donald G.  Nicholls   Los Angeles, CA 91316

Daniel L.     December 11, 1987   Mr. and Mrs.          4745 Yarmouth Avenue
Reuben                            Timothy D.  Reuben    Encino, CA 91316

Lucas J.      July 15, 1986       Mr. and Mrs.          9914 Garden Grove
Sexton                            Phillip J. Sexton     Northridge, CA 91325

Taylor C.     January 13, 1987    Mr. and Mrs.          2816 Hilary Court
Smith                             Michael F.  Smith     Thousand Oaks, CA 91362

    8.2 Termination of Trust.
        --------------------

        (a)   Upon termination of the Trust:

             (i) The Trust shall carry on no business except for the purpose of winding up its affairs.

             (ii) The Trustees shall proceed to wind up the affairs of the Trust and all of the powers of the Trustees under this Declaration shall continue until the affairs of the Trust shall have been wound up, including the power to fulfill or discharge the contracts of the Trust, collect its assets, sell, convey, assign, exchange, transfer, or otherwise dispose of all or any part of the remaining Trust Estate to one or more Persons at a public or private sale for consideration which may consist in whole or in part of cash, securities, or other property of any kind, discharge or pay its liabilities, and do all other acts appropriate to liquidate its business.

             (iii) After paying or adequately providing for the payment of all liabilities, and upon receipt of such releases, indemnities, and refunding agreements, as they deem necessary for their protection, the Trustees may distribute the remaining Trust Estate, in cash or in kind or partly each, among the Shareholders according to their respective rights and the Advisor pursuant to the Advisory Agreement.

        (b) After termination of the Trust and distribution to the Shareholders as herein provided, the Trustees shall execute and lodge among the records of the Trust an instrument in writing setting forth the fact of such termination, and the Trustees shall thereupon be discharged from all further liabilities and duties hereunder, and the rights and interests of all Shareholders shall thereupon cease.

    8.3 Amendment Procedure.
        -------------------

        (a) Prior to the issuance of any Shares, this Declaration may be amended by a majority of the Trustees. Hereafter, this Declaration may be amended by Shareholders voting as provided in Section 6.2. The Trustees may also amend this Declaration without the vote or consent of Shareholders if they deem it necessary to (i) conform this Declaration to the requirements of the REIT Provisions of the Code or to other applicable federal laws or regulations, but the Trustees shall not be liable for failing so to do, (ii) clarify, supplement, correct, or otherwise revise any provision of this Declaration as provided in
Section 9.6(a) or (iii) effect a change in the domicile of the Trust or to change the form of the Trust to a corporation through a merger, incorporation, sale of assets or similar transaction; provided that the Trustees have determined in the case of subclause (iii) that such amendment does not materially and adversely affect the Shareholders.

        (b) No amendment may be made, under Section 8.3(a) above, which would change any rights with respect to any outstanding Shares of the Trust by diminishing or eliminating any voting rights pertaining thereto, except with the vote or consent of the holders of two-thirds of the outstanding class of Shares affected and entitled to vote thereon.

        (c) A certification in recordable form signed by a majority of the Trustees setting forth an amendment and reciting that it was duly adopted by the Shareholders or by the Trustees as aforesaid or a copy of the Declaration, as amended, in recordable form, and executed by a majority of the Trustees, shall be conclusive evidence of such amendment when lodged among the records of the Trust.

    8.4 Qualification Under the REIT Provisions of the Code.  It is intended
        ---------------------------------------------------
that the Trust shall qualify as a "real estate investment trust" under the REIT Provisions of the Code during such period as the Trustees shall deem it advisable to so qualify the Trust.

                                   ARTICLE IX

                                 MISCELLANEOUS

    9.1 Applicable Law.  This Declaration is executed and acknowledged by the
        --------------
Trustees in the State of California and with reference to the statutes and laws thereof, and the rights of all parties and the construction and effect of every provision hereof shall be subject to and construed according to statutes and laws of said State.

    9.2 Index and Headings for Reference Only; Gender.  The table of contents
        ---------------------------------------------
and heading preceding the text, articles, and sections hereof have been inserted for convenience and reference only and shall not be construed to affect the meaning, construction, or effect of this Declaration. Whenever the context so requires references to the masculine gender shall include the female and neuter genders and vice versa, and singular references shall include the plural form.

    9.3 Successors in Interest.  This Declaration and the Trustees' Regulations
        ----------------------
shall be binding upon and inure to the benefit of the undersigned Trustees and their successors, assigns, heirs, distributees, and legal representatives, and every Shareholder and his successors, assigns, heirs, distributees, and legal representatives.

    9.4 Inspections of Records.  Trust records shall be available for inspection
        ----------------------
by Shareholders at the same time and in the same manner and to the extent that comparable records of a California corporation would be available for inspection by stockholders under the laws of the State of California. Except as specifically provided for in this Declaration, Shareholders shall have no greater right than stockholders of a California corporation to require financial or other information from the Trust, Trustees, or officers.

    9.5 Counterparts.  This Declaration may be simultaneously executed in
        ------------
several counterparts, each of which when so executed shall be deemed to be an original, and such counterparts together shall constitute one and the same instrument, which shall be sufficiently evidenced by any such original counterpart.

    9.6 Correction of Provisions of Declaration.
        ---------------------------------------

        (a) The provisions of this Declaration are severable, and if the Trustees shall determine, with the advice of counsel, that any one or more of such provisions are in conflict with the REIT Provisions of the Code, or with other applicable federal or state laws and regulations, or that any provision of this Declaration should be clarified or supplemented, or contains a mistake, ambiguity, or inconsistency with any other provision of this Declaration, or should otherwise be revised, they shall, without the consent or vote of the Shareholders, immediately amend this Declaration to delete such inconsistency, clarify or supplement such provision, and/or correct such mistake or ambiguity; provided, however, that such determination by the Trustees shall not affect or impair any of the remaining provisions of this Declaration or render invalid or improper any action taken or omitted (including, but not limited to, the election of Trustees) prior to such determination. A certification in recordable form signed by a majority of the Trustees setting forth any such determination and reciting that it was duly adopted by the Trustees, or a copy of this Declaration, with the conflicting provisions amended or removed pursuant to such a determination, in recordable form, signed by a majority of the Trustees, shall be conclusive evidence of such determination when lodged in the records of the Trust. The Trustees shall not be liable for failure to make any determination under this Section 9.6(a). Nothing in this
Section 9.6(a) shall in any way limit or affect the right of the Trustees to amend this Declaration as provided in Section 8.3(a).

        (b) If any provisions of this Declaration shall be held invalid or unenforceable, such invalidity or unenforceability shall attach only to such provisions and shall not in any manner affect or render invalid or unenforceable any other provision of this Declaration, and this Declaration shall be carried out as if any such invalid or unenforceable provision were not contained herein.

    9.7 Certifications.  The following certifications shall be final and
        --------------
conclusive as to any Person dealing with the Trust when made in writing by the Secretary of the Trust or by any Trustee:

        (a) A certification as to the number and identity of Persons holding office as Trustees or officers at any particular time;

        (b) A certification that a copy of this Declaration or of the Trustees' Regulations is a true and correct copy thereof as then in force; and

        (c) A certification as to any actions by Trustees, officers, or the Advisor, other than the above.

    9.8 Recording and Filing.  A copy of this Declaration and any amendments
        --------------------
shall be recorded in the office of the County Recorder of Los Angeles County, California, and in the office of the County Recorder or its equivalent in every county where the Trust is or Trustees are the record owner of real property, provided that provision is made in such county for such recording and further provided that this Declaration is accepted for recording. This Declaration and any amendments may also be filed or recorded as in such other places the Trustees deem appropriate.

                                   ARTICLE X

                      RESTRICTION ON TRANSFER, ACQUISITION
                            AND REDEMPTION OF SHARES

    10.1     Definitions. For purposes of this Article X, the following terms
             -----------
shall have the following meanings:

             (a) "Beneficial Ownership" shall mean ownership of Shares by a
                  --------------------
Person who would be treated as an owner of such Shares either directly or constructively through the application of Section 544 of the Code, as modified by Section 856(h) of the Code. The terms "Beneficial Owner," "Beneficially
                                          ----------------    ------------
Owns," "Beneficially Own" and "Beneficially Owned" shall have correlative
        ----------------       ------------------
meanings.

        (b) "Charitable Beneficiary" shall mean an organization or organizations
             ----------------------
described in Sections 170(b)(1)(A) and 170(c) of the Code and identified by the Board of Trustees as the beneficiary or beneficiaries of the Excess Share Trust.

        (c) "Debt" shall mean indebtedness of the Trust.
             ----

        (d) "Excess Shares" shall have the meaning given to it in paragraph (a)
             -------------
of Section 10.3.

        (e) "Excess Share Trust" shall mean the trust created pursuant to
             ------------------
Section 10.15.

        (f) "Excess Share Trustee" shall mean a person, who shall be
             --------------------
unaffiliated with the Trust, any Purported Beneficial Transferee and any Purported Record Transferee, identified by the Board of Trustees as the trustee of the Excess Share Trust.

        (g) "Existing Holder" shall mean (i) any Person who is, or would be upon
             ---------------
the exchange of Debt or any security of the Trust, the Beneficial Owner of Shares in excess of the Ownership Limit both upon and immediately after March 13, 1998 (the "Restriction Commencement Date"), so long as, but only so long as,
               -----------------------------
such Person Beneficially Owns or would, upon exchange of Debt or any security of the Trust, Beneficially Own Shares in excess of the Ownership Limit and (ii) any Person to whom an Existing Holder Transfers, subject to the limitations provided in this Article X, Beneficial Ownership of Shares causing such transferee to Beneficially Own Shares in excess of the Ownership Limit.

        (h) "Existing Holder Limit" (i) for any Existing Holder who is an
             ---------------------
Existing Holder by virtue of clause (i) of the definition thereof, shall mean, initially, the percentage of the outstanding Class A or Class B Shares Beneficially Owned (with such percentage for each class determined separately) or which would be Beneficially Owned upon the exchange of Debt or any security of the Trust, by such Existing Holder upon and immediately after the Restriction Commencement Date, and, after any adjustment pursuant to Section 10.9, shall mean such percentage of the outstanding Shares as so adjusted, and (ii) for any Existing Holder who becomes an Existing Holder by virtue of clause (ii) of the definition thereof, shall mean, initially, the percentage of the outstanding Class A or Class B Shares Beneficially Owned (with such percentage for each class determined separately) by such Existing Holder at the time that such Existing Holder becomes an Existing Holder, but in no event shall such percentage be greater than the lesser of (i) the Existing Holder Limit for the Existing Holder who Transferred Beneficial Ownership of such Shares or, in the case of more than one transferor, in no event shall such percentage be greater than the smallest Existing Holder Limit of any transferring Existing Holder, or
(ii) the Ownership Limit if the Existing Holder is a person other than a trust qualified under Section 401(a) of the Code and exempt from tax under Section 501(a) of the Code, and, after any adjustment pursuant to Section 10.9, shall mean such percentage of the outstanding Shares as so adjusted. From the Restriction Commencement Date until the Restriction Termination Date, the Trust shall maintain and, upon request, make available to each Existing Holder, a schedule which sets forth the then current Existing Holder Limit for each Existing Holder.

        (i) "Market Price" shall mean the last reported sales price reported on
             ------------
the American Stock Exchange for a particular class of Shares on the trading day immediately preceding the relevant date, or if not then traded on the American Stock Exchange, the last reported sales price for such class of Shares on the trading day immediately preceding the relevant date as reported on any exchange or quotation system over or through which such class of Shares may be traded, or if not then traded over or through any exchange or quotation system, then the market price of such class of Shares on the relevant date as determined in good faith by the Board of Trustees.

        (j) "Ownership Limit" shall initially mean 9.8%, in number of Class A
             ---------------
Shares, or value of the aggregate outstanding Shares of the Trust, and after any adjustment as set forth in Section 10.10, shall mean such percentage in number of Class A Shares, or value of the aggregate outstanding Shares, as so adjusted. Such number and/or value shall be determined by the Board of Trustees in good faith, which determination shall be conclusive for all purposes hereof. For purposes of this Article X, the value of the Class B shares shall be determined by the Board of Trustees in good faith at least quarterly at the beginning of each calendar quarter and such determination shall be conclusive for all purposes hereof until the earlier of (i) the beginning of the next calendar quarter or (ii) the next determination of the value of Class B shares by the Board of Trustees.

        (k) "Person" shall mean an individual, corporation, partnership, estate,
             ------
trust (including a trust qualified under Section 401(a) or 501(c)(17) of the Code), portion of a trust permanently set aside for or to be used exclusively for the purposes described in Section 642(c) of the Code, association, private foundation within the meaning of Section 509(a) of the Code, joint stock company or other entity.

        (l) "Purported Beneficial Transferee" shall mean, with respect to any
             -------------------------------
purported Transfer which results in Excess Shares, as defined below in Section 10.3, the beneficial holder of the Shares, if such Transfer had been valid under
Section 10.2.

        (m) "Purported Record Transferee" shall mean, with respect to any
             ---------------------------
purported Transfer which results in Excess Shares, as defined below in Section 10.3, the record holder of the Shares, if such Transfer had been valid under
Section 10.2.

        (n) "Restriction Termination Date" shall mean the first day after the
             ----------------------------
Restriction Commencement Date on which the Board of Trustees determines that it is no longer in the best interests of the Trust to attempt to, or continue to, qualify as a real estate investment trust.

        (o) "Transfer" shall mean any sale, transfer, gift, assignment, devise
             --------
or other disposition of Shares (including (a) the granting of any option or entering into any agreement for the sale, transfer or other disposition of Shares, (b) the sale, transfer, assignment or other disposition of any securities or rights convertible into or exchangeable for Shares, but excluding the exchange of Debt or any security of the Trust for Shares and (c) any transfer or other disposition of any interest in Shares as a result of a change in the marital status of the holder thereof), whether voluntary or involuntary, whether of record, constructively or beneficially and whether by operation of law or otherwise. The terms "Transfers" and "Transferred" shall have correlative
                             ---------       -----------
meanings.

    10.2     Ownership Limitation.
             --------------------

        (a) Except as provided in Sections 10.12 and 10.20, and subject to paragraph (f) of this Section 10.2, from the Restriction Commencement Date until the Restriction Termination Date, no Person (other than an Existing Holder) shall Beneficially Own Shares in excess of the Ownership Limit and no Existing Holder shall Beneficially Own Shares in excess of the Existing Holder Limit for such Existing Holder.

             (b) Except as provided in Sections 10.12 and 10.20, and subject to paragraph (f) of this Section 10.2, from the Restriction Commencement Date until the Restriction Termination Date, any Transfer that, if effective, would result in any Person (other than an Existing Holder) Beneficially Owning Shares in excess of the Ownership Limit shall be void ab initio as to the Transfer of the Shares which would be otherwise Beneficially Owned by such Person in excess of the Ownership Limit; and the intended transferee shall acquire no rights in such Shares .

             (c) Except as provided in Sections 10.9 and 10.12, and subject to paragraph (f) of this Section 10.2, from the Restriction Commencement Date until the Restriction Termination Date, any Transfer that, if effective, would result in any Existing Holder Beneficially Owning Shares in excess of the applicable Existing Holder Limit shall be void ab initio as to the Transfer of the Shares which would be otherwise Beneficially Owned by such Existing Holder in excess of the applicable Existing Holder Limit; and such Existing Holder shall acquire no rights in such Shares.

             (d) Subject to paragraph (f) of this Section 10.2, from the Restriction Commencement Date until the Restriction Termination Date, any Transfer that, if effective, would result in the Shares being beneficially owned (as provided in Section 856(a) of the Code) by less than 100 Persons (determined without reference to any rules of attribution) shall be void ab initio as to the Transfer of Shares which would be otherwise beneficially owned (as provided in Section 856(a) of the Code) by the transferee; and the intended transferee shall acquire no rights in such Shares.

             (e) Subject to paragraph (f) of this Section 10.2, from the Restriction Commencement Date until the Restriction Termination Date, any Transfer that, if effective, would result in the Trust being "closely held" within the meaning of Section 856(h) of the Code shall be void ab initio as to the Transfer of the Shares which would cause the Trust to be "closely held" within the meaning of Section 856(h) of the Code; and the intended transferee shall acquire no rights in such Shares .

             (f) Nothing contained in this Article X shall preclude the settlement of any transaction entered into through the facilities of the American Stock Exchange. The fact that the settlement of any transaction is permitted shall not negate the effect of any other provision of this Article X and any transferee in such a transaction shall be subject to all of the provisions and limitations set forth in this Article X.

    10.3     Excess Shares.
             -------------

             (a) If, notwithstanding the other provisions contained in this
Article X, at any time from the Restriction Commencement Date until the Restriction Termination Date, there is a purported Transfer or other change in the capital structure of the Trust such that any Person would Beneficially Own Shares in excess of the applicable Ownership Limit or Existing Holder Limit (as applicable), then, except as otherwise provided in Sections 10.9 and 10.12, and subject to paragraph (f) of Section 10.2, the Shares Beneficially Owned in excess of such Ownership Limit or Existing Holder Limit (rounded up to the nearest whole Share) shall constitute "Excess Shares" and be treated as provided in this Article X. Such designation and treatment shall be effective as of the close of business on the business day prior to the date of the purported Transfer or change in capital structure.

             (b) If, notwithstanding the other provisions contained in this
Article X, at any time after the Restriction Commencement Date until the Restriction Termination Date, there is a purported Transfer or other change in the capital structure of the Trust which, if effective, would cause the Trust to become

"closely held" within the meaning of Section 856(h) of the Code, then the Shares being Transferred which would cause the Trust to be "closely held" within the meaning of Section 856(h) of the Code (rounded up to the nearest whole Share) shall constitute "Excess Shares" and be treated as provided in this Article X. Such designation and treatment shall be effective as of the close of business on the business day prior to the date of the purported Transfer or change in capital structure (except for a change resulting from the exchange of Units for Shares).

    10.4     Prevention of Transfer. If the Board of Trustees or its designee
             ----------------------
shall at any time determine in good faith that a Transfer has taken place in violation of Section 10.2 or that a Person intends to acquire or has attempted to acquire beneficial ownership (determined without reference to any rules of attribution) or Beneficial Ownership of any Shares in violation of Section 10.2, the Board of Trustees or its designee shall take such action as it deems advisable to refuse to give effect to or to prevent such transfer, including, but not limited to, refusing to give effect to such Transfer on the books of the Trust or instituting proceedings to enjoin such Transfer; provided, however,
                                                          --------  -------
that any Transfers or attempted Transfers in violation of paragraph (b), (c),
(d) or (e) of Section 10.2 shall automatically result in the designation and treatment described in Section 10.3, irrespective of any action (or non-action) by the Board of Trustees.

    10.5     Notice to Trust. Any Person who acquires or attempts to acquire
             ---------------
Shares in violation of Section 10.2, or any Person who is a transferee such that Excess Shares result under Section 10.3, shall immediately give written notice or, in the event of a proposed or attempted Transfer, shall give at least 15 days prior written notice to the Trust of such event and shall provide to the Trust such other information as the Trust may request in order to determine the effect, if any, of such Transfer or attempted Transfer on the Trust's status as a REIT.

    10.6     Information for Trust. From the Restriction Commencement Date and
             ---------------------
until the Restriction Termination Date:

             (a) every Beneficial Owner of more than 5% (or such other percentage, between 1/2 of 1% and 5%, as provided under the REIT Provisions of the Code) of the number or value of outstanding Shares of the Trust shall upon the Trust's written request, within 30 days after January 1 of each year, give written notice to the Trust stating the name and address of such Beneficial Owner, the number of Shares Beneficially Owned, and a description of how such Shares are held. Each such Beneficial Owner shall provide to the Trust such additional information as the Trust may reasonably request in order to determine the effect, if any, of such Beneficial Ownership on the Trust's status as a REIT.

             (b) each Person who is a Beneficial Owner of Shares and each Person (including the shareholder of record) who is holding Shares for a Beneficial Owner shall provide to the Trust in writing such information with respect to direct, indirect and constructive ownership of Shares as the Board of Trustees deems reasonably necessary to comply with the provisions of the Code applicable to a REIT, to determine the Trust's status as a REIT, to comply with the requirements of any taxing authority or governmental agency or to determine any such compliance.

    10.7     Other Action by Board of Trustees. Subject to paragraph (f) of
             ---------------------------------
Section 10.2, nothing contained in this Article X shall limit the authority of the Board of Trustees to take such other action as it deems necessary or advisable to protect the Trust and the interests of its shareholders by preservation of the Trust's status as a REIT; provided, however, that no
                                              --------  -------
provision of this Section 10.7 shall preclude the settlement of any transaction entered into through the facilities of the American Stock Exchange.

    10.8     Ambiguities. In the case of an ambiguity in the application of any
             -----------
of the provisions of this Article X, including any definition contained in
Section 10.1, the Board of Trustees shall have the power to determine the application of the provisions of this Article X with respect to any situation based on the facts known to it and the Board of Trustees' determination shall be conclusive for all purposes of this Declaration..

    10.9     Modification of Existing Holder Limits. The Existing Holder Limits
             --------------------------------------
may be modified as follows:

             (a) Subject to the limitations provided in Section 10.11, the Board of Trustees may grant options which result in Beneficial Ownership of Shares by an Existing Holder pursuant to an option plan approved by the Board of Trustees and/or the shareholders. Any such grant shall increase the Existing Holder Limit for the affected Existing Holder to the maximum extent possible under Section 10.11 to permit the Beneficial Ownership of the Shares issuable upon the exercise of such option.

             (b) Subject to the limitations provided in Section 10.11, an Existing Holder may elect to participate in a dividend reinvestment plan approved by the Board of Trustees which results in Beneficial Ownership of Shares by such participating Existing Holder. Any such participation shall increase the Existing Holder Limit for the affected Existing Holder to the maximum extent possible under Section 10.11 to permit Beneficial Ownership of the Shares acquired as a result of such participation.

             (c) The Board of Trustees shall reduce the Existing Holder Limit for any Existing Holder after any Transfer permitted in this Article X by such Existing Holder by the percentage of the outstanding Shares so Transferred or after the lapse (without exercise) of an option described in paragraph (a) of this Section 10.9 by the percentage of the Shares that the option, if exercised, would have represented, but in either case no Existing Holder Limit shall be reduced to a percentage which is less than the Ownership Limit.

    10.10    Increase or Decrease in Ownership Limit. Subject to the limitations
             ---------------------------------------
provided in Section 10.11 and Section 5.1, the Board of Trustees may from time to time increase or decrease the Ownership Limit; provided, however, that any
                                                  --------  -------
decrease may only be made prospectively as to subsequent holders (other than a decrease as a result of a retroactive change in existing law that would require a decrease to retain REIT status, in which case such decrease shall be effective immediately).

    10.11    Limitations on Changes in Existing Holder and Ownership Limits.
             --------------------------------------------------------------

             (a) Neither the Ownership Limit nor any Existing Holder Limit may be increased (nor may any additional Existing Holder Limit be created) if, after giving effect to such increase (or creation), five Beneficial Owners of Shares (including all of the then Existing Holders) could Beneficially Own, in the aggregate, more than 49.9% in number or value of the outstanding Shares.

             (b) Prior to the modification of any Existing Holder Limit or Ownership Limit pursuant to Section 10.9 or 10.10, the Board of Trustees may require such opinions of counsel, affidavits, undertakings or agreements as it may deem necessary or advisable in order to determine or ensure the Trust's status as a REIT.

             (c) No Existing Holder Limit shall be reduced to a percentage which is less than the Ownership Limit.

    10.12    Waivers by Board of Trustees.
             ----------------------------

             (a) The Board of Trustees, upon receipt of a ruling from the Internal Revenue Service or an opinion of counsel or other evidence satisfactory to the Board of Trustees and upon at least 15 days written notice from a transferee prior to the proposed Transfer which, if consummated, would result in the intended transferee owning Shares in excess of the Ownership Limit or the Existing Holder Limit, as the case may be, and upon such other conditions as the Board of Trustees may direct, may waive the Ownership Limit or the Existing Holder Limit, as the case may be, with respect to such transferee.

             (b) In addition to waivers permitted under paragraph (a) above, the Board of Trustees shall waive the Ownership Limit with respect to a Person if:
(i) such Person submits to the Board of Trustees information satisfactory to the Board of Trustees, in its reasonable discretion, demonstrating that such Person is not an individual for purposes of Section 542(a)(2) of the Code (determined taking into account Section 856(h)(3)(A) of the Code); (ii) such Person submits to the Board of Trustees information satisfactory to the Board of Trustees, in its reasonable discretion, demonstrating that no Person who is an individual for purposes of Section 542(a)(2) of the Code (determined taking into account
Section 856(h)(3)(A) of the Code) would be considered to Beneficially Own Shares in excess of the Ownership Limit by reason of the ownership of Shares in excess of the Ownership Limit by the Person receiving the waiver granted under this paragraph (b); (iii) such Person submits to the Board of Trustees information satisfactory to the Board of Trustees, in its reasonable discretion, demonstrating that the ownership of Shares in excess of the Ownership Limit by the Person receiving the waiver granted under this paragraph (b) will not result in the Trust failing to qualify as a REIT; and (iv) such Person provides to the Board of Trustees such representations and undertakings, if any, as the Board of Trustees may, in its reasonable discretion, require to ensure that the conditions in clauses (i), (ii) and (iii) above are satisfied and will continue to be satisfied throughout the period during which such Person owns Shares in excess of the Ownership Limit pursuant to any waiver granted under this paragraph (b), and such Person agrees that any violation of such representations and undertakings or any attempted violation thereof will result in the application of the remedies set forth in Section 10.3 with respect to Shares held in excess of the Ownership Limit by such Person (determined without regard to the waiver granted such Person under this paragraph (b)).

    10.13    Legend. Each certificate for Shares shall bear substantially the
             ------
             following legend:

             The securities represented by this certificate are subject to restrictions on transfer for the purpose of the Trust's maintenance of its status as a REIT under the Internal Revenue Code of 1986, as amended. Except as otherwise provided pursuant to the Declaration of Trust of the Trust, no Person may Beneficially Own Shares in excess of 9.8% (or such greater percentage as may be determined by the Board of Trustees of the Trust) of the number or value of the outstanding Shares of the Trust (unless such Person is an Existing Holder). Any Person who attempts or proposes to Beneficially Own Shares in excess of the above limitations must notify the Trust in writing at least 15 days prior to such proposed or attempted Transfer. All capitalized terms in this legend have the meanings defined in the Declaration of Trust of the Trust, a copy of which, including the restrictions on transfer, will be sent without charge to each shareholder who so requests. If the restrictions on transfer are violated, the securities represented hereby shall be designated and treated as Excess Shares which shall be held in trust by the Excess Share Trustee for the benefit of the Charitable Beneficiary.

    10.14    Severability. If any provision of this Article X or any application
             ------------
of any such provision is determined to be void, invalid or unenforceable by any court having jurisdiction over the issue, the validity and enforceability of the remaining provisions shall be affected only to the extent necessary to comply with the determination of such court.

    10.15    Trust for Excess Shares. Upon any purported Transfer that results
             -----------------------
in Excess Shares pursuant to Section 10.3, such Excess Shares shall be deemed to have been transferred to the Excess Share Trustee, as trustee of the Excess Share Trust for the exclusive benefit of the Charitable Beneficiary. Excess Shares so held in trust shall be issued and outstanding Shares of the Trust. The Purported Beneficial Transferee shall have no rights in such Excess Shares except as provided in Section 10.18.

    10.16    Distributions on Excess Shares. Any distributions (whether as
             ------------------------------
dividends, distributions upon liquidation, dissolution or winding up or otherwise) on Excess Shares shall be paid to the Excess Share Trust for the benefit of the Charitable Beneficiary. Upon liquidation, dissolution or winding up, the Purported Record Transferee shall receive the lesser of (a) the amount of any distribution made upon liquidation, dissolution or winding up or (b) the price paid by the Purported Record Transferee for the Shares, or if the Purported Record Transferee did not give value for the Shares, the Market Price of the Shares on the day of the event causing the Shares to be held in trust. Any such dividend paid or distribution paid to the Purported Record Transferee in excess of the amount provided in the preceding sentence prior to the discovery by the Trust that the Shares with respect to which the dividend or distribution was made had been exchanged for Excess Shares shall be repaid to the Excess Share Trust for the benefit of the Charitable Beneficiary.

    10.17    Voting of Excess Shares. The Excess Share Trustee shall be entitled
             -----------------------
to vote the Excess Shares for the benefit of the Charitable Beneficiary on any matter. Any vote taken by a Purported Record Transferee prior to the discovery by the Trust that the Excess Shares were held in trust shall be rescinded ab initio. The owner of the Excess Shares shall be deemed to have given an irrevocable proxy to the Excess Share Trustee to vote the Excess Shares for the benefit of the Charitable Beneficiary.

    10.18    Non-Transferability of Excess Shares. Excess Shares shall be
             ------------------------------------
transferable only as provided in this Section 10.18. At the direction of the Trust, the Excess Share Trustee shall transfer the Shares held in the Excess Share Trust to a person whose ownership of the Shares will not violate the Ownership Limit or Existing Holder Limit. Such transfer shall be made within 60 days after the latest of (x) the date of the Transfer which resulted in such Excess Shares and (y) the date the Board of Trustees determines in good faith that a Transfer resulting in Excess Shares has occurred, if the Trust does not receive a notice of such Transfer pursuant to Section 10.5. If such a transfer is made, the interest of the Charitable Beneficiary shall terminate and proceeds of the sale shall be payable to the Purported Record Transferee and to the Charitable Beneficiary. The Purported Record Transferee shall receive the lesser of (a) the price paid by the Purported Record Transferee for the Shares or, if the Purported Record Transferee did not give value for the Shares, the Market Price of the Shares on the day of the event causing the Shares to be held in trust, and (b) the price received by the Excess Share Trust from the sale or other disposition of the Shares. Any proceeds in excess of the amount payable to the Purported Record Transferee shall be paid to the Charitable Beneficiary. Prior to any transfer of any Excess Shares by the Excess Share Trustee, the Trust must have waived in writing its purchase rights under Section 10.19. It is expressly understood that the Purported Record Transferee may enforce the provisions of this Section 10.18 against the Charitable Beneficiary.

   If any of the foregoing restrictions on transfer of Excess Shares is determined to be void, invalid or unenforceable by any court of competent jurisdiction, then the Purported Record Transferee may be deemed, at the option of the Trust, to have acted as an agent of the Trust in acquiring such Excess Shares and to hold such Excess Shares on behalf of the Trust.

    10.19    Call by Trust on Excess Shares. Excess Shares shall be deemed to
             ------------------------------
have been offered for sale to the Trust, or its designee, at a price per Share equal to the lesser of (a) the price per Share in the transaction that created such Excess Shares (or, in the case of a devise, gift or other transaction in which no value was given for such Excess Shares, the Market Price at the time of such devise, gift or other transaction) and (b) the Market Price of the common Shares and/or preferred Shares to which such Excess Shares relates on the date the Trust, or its designee, accepts such offer (the "Redemption Price"). The Trust shall have the right to accept such offer for a period of 90 days after the later of (x) the date of the Transfer which resulted in such Excess Shares and (y) the date the Board of Trustees determines in good faith that a Transfer resulting in Excess Shares has occurred, if the Trust does not receive a notice of such Transfer pursuant to Section 10.5 but in no event later than a permitted Transfer pursuant to and in compliance with the terms of Section 10.18. Unless the Board of Trustees determines that it is in the interests of the Trust to make earlier payments of all of the amount determined as the Redemption Price per Share in accordance with the preceding sentence, the Redemption Price may be payable at the option of the Board of Trustees at any time up to but not later than one year after the date the Trust accepts the offer to purchase the Excess Shares. In no event shall the Trust have an obligation to pay interest to the Purported Record Transferee.

    10.20    Underwritten Offerings. The Ownership Limit shall not apply to the
             ----------------------
acquisition of Shares or rights, options or warrants for, or securities convertible into, Shares by an underwriter in a public offering, provided that
                                                                 --------
the underwriter makes a timely distribution of such Shares or rights, options or warrants for, or securities convertible into, Shares.

   IN WITNESS WHEREOF, the undersigned have executed this Amended and Restated Declaration of Trust as of the date first hereinabove set forth.


                            /s/ Jeffrey G. Dishner
                            -------------------------------------
                            Jeffrey G. Dishner

                            /s/ Jonathan D. Eilian
                            -------------------------------------
                            Jonathan D. Eilian

                            /s/ Robin Josephs
                            -------------------------------------
                            Robin Josephs

                            /s/ Merrick R. Kleeman
                            -------------------------------------
                            Merrick R. Kleeman

                            /s/ William Matthes
                            -------------------------------------
                            William Matthes

                            /s/ Barry S. Sternlicht
                            -------------------------------------
                            Barry S. Sternlicht

                            /s/ Jay Sugarman
                            -------------------------------------
                            Jay Sugarman

                            /s/  Kneeland C. Youngblood
                            -------------------------------------
                            Kneeland C. Youngblood